UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)
Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Piedmont Lithium Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

42 East Catawba Street, Belmont, North Carolina 28012
NOTICE OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2022
To the Stockholders of Piedmont Lithium:
Piedmont Lithium Inc. (the “Company”) will hold its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 15, 2022, at 11 a.m. Eastern Time. The Annual Meeting will be a virtual meeting conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/PLL2022. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):
(1)	To elect the two Class II director nominees named in the Proxy Statement to serve until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified (“Proposal 1”);
(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (“Proposal 2”);
(3)	To approve, on an advisory basis, the compensation of our named executive officers (“Proposal 3”);
(4)	To approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers (“Proposal 4”);
(5)	To grant stock options to Mr. Keith Phillips under the Company’s Stock Incentive Plan (the “Stock Plan”) (“Proposal 5”);
(6)	To grant performance stock units to Mr. Keith Phillips under the Company’s Stock Plan (“Proposal 6”);
(7)	To grant restricted stock units to the non-executive directors of the Company under the Company’s Stock Plan (“Proposals 7-10”); and
(8)	To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.
The Board of Directors has fixed April 22, 2022 as the record date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 12 p.m. Eastern Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at www.piedmontlithium.com/investors/.

By Order of the Board of Directors,

/s/ Keith Phillips

Keith Phillips
President and Chief Executive Officer
Belmont, North Carolina
April 29, 2022
Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

LEGAL MATTERS
Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to Be Held on June 15, 2022. The Proxy Statement and the Annual Report on Form 10-KT (the “Annual Report”) are available at www.proxyvote.com.
Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and include statistical data, market data and other industry data and forecasts, which we obtained from market research, publicly available information and independent industry publications and reports that we believe to be reliable sources. All statements other than statements of historical facts included in the Proxy Statement are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “expect,” “estimate,” “may,” “might,” “will,” “could,” “can,” “shall,” “should,” “would,” “leading,” “objective,” “intend,” “contemplate,” “design,” “predict,” “potential,” “plan,” “target” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties, and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements as a result of new information, future events or otherwise, except as required by law.
Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.
Redomiciliation. The Company changed its place of domicile from Australia to the State of Delaware in the United States, effective May 17, 2021 pursuant to a Redomiciliation, as described below. Unless the context otherwise indicates, the term “Piedmont Lithium” refers to Piedmont Lithium Inc., a Delaware corporation, and its consolidated subsidiaries at all times on and after the effective date of the Redomiciliation and “Piedmont Australia” refers to Piedmont Lithium Pty Ltd. (formerly named Piedmont Lithium Limited), an Australian corporation, and its consolidated subsidiaries at all times prior to the effective date of the Redomiciliation.
Piedmont Lithium Inc. acquired all of the issued and outstanding ordinary shares of Piedmont Australia, our Australian predecessor and a wholly owned subsidiary, pursuant to a Scheme of Arrangement under Australian law, which was approved by Piedmont Australia’s shareholders on April 29, 2021, and the Supreme Court of Western Australia on May 5, 2021 (collectively referred to as the “Redomiciliation”).
Piedmont Australia’s ordinary shares were listed on the Australian Securities Exchange (the “ASX”), and Piedmont Australia’s American Depositary Shares (“ADSs”), each representing 100 of Piedmont Australia’s ordinary shares, were traded on Nasdaq. Following the approval of the Redomiciliation, the Company moved its primary listing from the ASX to Nasdaq and retained an ASX listing for its Chess Depository Interests (the “CDIs”), each representing 1/100th of a share of common stock of Piedmont Lithium Inc.
Change in Fiscal Year End. On December 9, 2021, the Board approved a change in the Company’s fiscal year end from June 30 to December 31, effective January 1, 2022. As a result, the Company is holding a second 2022 Annual Meeting of Stockholders. Unless otherwise indicated, references in this Proxy Statement to “fiscal year” refer to years ended June 30.

42 East Catawba Street, Belmont, North Carolina 28012
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING
What Is the Purpose of These Proxy Materials?
We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Piedmont Lithium Inc. (“we,” “us,” “our” or the “Company”) for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 15, 2022 at 11 a.m. Eastern Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are first being made available to our stockholders on or about April 29, 2022.
Why Did I Receive a Notice of Internet Availability?
Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.
Why Are We Holding a Virtual Annual Meeting?
We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. Utilizing a virtual meeting format is particularly important to protect our stockholders and employees in light of the evolving public health and safety considerations posed by the ongoing coronavirus (COVID-19) pandemic. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.
Who Can Vote?
Only stockholders of record at the close of business on April 22, 2022 (the “Record Date”) are entitled to notice of, and to vote on, the proposals described in this Proxy Statement at the Annual Meeting. At the close of business on the Record Date, 17,937,026 shares of our common stock, including our CDIs on an as-converted basis, were issued and outstanding.
Holders of CDIs as of the Record Date are entitled to notice of and to attend the meeting and may also instruct CHESS Depositary Nominees Pty Ltd. (“CDN”) to vote the shares underlying their CDIs by following the instructions on the CDI Voting Instruction Form. CDN will vote the applicable shares on behalf of each applicable CDI holder at the Annual Meeting, in accordance with the instructions received via the CDI Voting Instruction Form. If you are a CDI holder, your vote must be received no later than 5:00 p.m. Eastern Time on June 8, 2022 (being 7:00 a.m. Australian Eastern Standard Time on June 9, 2022). CDI holders who wish to attend, vote at and/or ask questions at the Annual Meeting virtually should refer to the section below under “—How Can I Participate in the Virtual Annual Meeting?”

CDI holders should also read references in the Proxy Statement to “beneficial owner” as CDI holders will be treated as beneficial owners.
What Is the Difference between Holding Shares of Common Stock as a Registered Stockholder and as a Beneficial Owner?
Registered Stockholder: Shares of Common Stock Registered in Your Name
If your shares of common stock are registered directly in your name with our transfer agent, Computershare Limited, you are considered to be, with respect to those shares of common stock, the registered stockholder, and these proxy materials are being sent directly to you by us.
Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian
If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.
How Can I Participate in the Virtual Annual Meeting?
Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions and view the list of registered stockholders as of the Record Date during the meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/PLL2022, enter the 16-digit control number found on your proxy card or Notice and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
Separately, CDI holders who wish to attend, vote at and/or ask questions at the Annual Meeting virtually must contact the Company’s Secretary at 2022voting@piedmontlithium.com by no later than 5:00 p.m. Eastern Time on June 8, 2022 (being 7:00 a.m. Australian Eastern Standard Time on June 9, 2022) in order to obtain a unique control number for the Annual Meeting. CDI holders who wish to attend, vote at and/or ask questions at the Annual Meeting virtually must provide evidence of CDI ownership to the Company’s Secretary as of the record date, such as an account statement, letter from the stockholder of record (i.e., your broker, bank or other nominee) or a copy of your voting instruction form.
We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
The meeting webcast will begin promptly at 11 a.m. Eastern Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website. Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote in advance of the Annual Meeting.
What Am I Voting On?
The proposals to be voted on at the Annual Meeting are as follows:
(1)
Election of the two Class II director nominees named in this Proxy Statement to serve until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified (“Proposal 1”);

(2)	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (“Proposal 2”);
(3)	Approval of, on an advisory basis, the compensation of our named executive officers (“Proposal 3”);
(4)	Approval of, on an advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers (“Proposal 4”);
(5)
That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the grant of 58,950 stock options, in the aggregate, to Mr. Keith Phillips under the Company’s Stock Incentive Plan (the “Stock Plan”) (“Proposal 5”);

(6)
That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the grant of 10,348 performance stock units to Mr. Keith Phillips under the Company’s Stock Plan (“Proposal 6”);

(7)
That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the grant of 2,173 restricted stock units to Mr. Jeff Armstrong under the Company’s Stock Plan (“Proposal 7”);

(8)
That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the grant of 1,449 restricted stock units to Mr. Jorge Beristain under the Company’s Stock Plan (“Proposal 8”);

(9)
That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the grant of 1,449 restricted stock units to Mr. Claude Demby under the Company’s Stock Plan (“Proposal 9”); and

(10)
That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the grant of 1,449 restricted stock units to Ms. Susan Jones under the Company’s Stock Plan (“Proposal 10”).

Are Any Stockholders Excluded from Voting?
The Company will disregard any votes cast in favor of Proposals 5 to 10 by or on behalf of all persons referred to in ASX Listing Rule 10.14.1 (i.e., directors of the Company), Rule 10.14.2 (i.e., any associate of any director of the Company) or Rule 10.14.3 (i.e., any person whose relationship with the entity or a person referred to in Rules 10.14.1 or 10.14.2 is, in ASX’s opinion, such that approval should be obtained) who are eligible to participate in the Stock Plan and any associate of such persons.
However, this does not apply to a vote cast in favor of the proposal by:
(a)	a person as proxy or attorney for a person who is entitled to vote on the proposal, in accordance with directions given to the proxy or attorney to vote on the proposal that way;
(b)
the Chairman of the Annual Meeting as proxy or attorney for a person who is entitled to vote on the proposal, in accordance with a direction given to the Chairman to vote on the proposal as the Chairman decides; or

(c)	a holder acting solely in a nominee, trustee, custodial or other fiduciary capacity on behalf of a beneficiary provided the following conditions are met:
(i)	the beneficiary provides written confirmation to the holder that the beneficiary is not excluded from voting, and is not an associate of a person excluded from voting, on the proposal; and
(ii)	the holder votes on the proposal in accordance with directions given by the beneficiary to the holder to vote in that way.
How Does the Board Recommend That I Vote?
The Board recommends that you vote your shares of common stock as follows:
•	“FOR” each of the two Class II director nominees named in Proposal 1, and “FOR” each of Proposals 2 and 3;

•	“1 YEAR” with respect to Proposal 4; and
•	“FOR” each of Proposals 5 to 10.
What If Another Matter Is Properly Brought before the Annual Meeting?
As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.
How Many Votes Do I Have?
Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.
What Does It Mean If I Receive More Than One Set of Proxy Materials?
If you receive more than one set of proxy materials, your shares of common stock may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares of common stock are voted.
How Do I Vote?
Registered Stockholder: Shares of Common Stock Registered in Your Name
If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting by Internet (at www.proxyvote.com) or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone (at 800-690-6903). Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.
Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or you may direct your broker, fiduciary or custodian how to vote in advance of the Annual Meeting by following the instructions they provide.
How Do I Vote If I Hold CDIs?
If you are a CDI holder and you intend to vote, you must take one of the following actions in order to vote at the Annual Meeting:
(1)	Instruct CDN to vote the shares underlying your CDIs pursuant to your instructions in the CDI Voting Instruction Form;
(2)
Contact the Company’s Secretary at 2022voting@piedmontlithium.com by no later than 5:00 p.m. Eastern Time on June 8, 2022 (being 7:00 a.m. Australian Eastern Standard Time on June 9, 2022) in order to obtain a unique control number for the Annual Meeting. CDI holders who wish to attend, vote at and/or ask questions at the Annual Meeting virtually must provide evidence of CDI ownership to the Company’s Secretary as of the record date, such as an account statement, letter from the stockholder of record (i.e., your broker, bank or other nominee) or a copy of your voting instruction form; or

(3)
Convert your CDIs into shares and voting these at the Annual Meeting. The conversion must be done prior to the Record Date. Please contact Computershare Investor Services Pty Ltd. for further information in relation to the conversion process.

For purposes of number 2 above, CDI holders who wish to attend, vote at and/or ask questions at the Annual Meeting virtually must contact Computershare at 1-300-850-505 (within Australia) or at +61-3-9415-4000 (outside Australia) to obtain a legal form of proxy, which you would need to complete in order to be able to obtain a control number to attend, vote at and/or ask questions at the Annual Meeting.

What Happens If I Do Not Vote?
Registered Stockholder: Shares of Common Stock Registered in Your Name
If you are the registered stockholder and do not vote by attending the Annual Meeting virtually, vote by proxy using the enclosed proxy card or vote by proxy via telephone or the Internet, your shares of common stock will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.
Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares of common stock, your broker, fiduciary or custodian will only be able (but is not required) to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “nonroutine” proposals, which we refer to as a “broker non-vote.”
What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?
Registered Stockholder: Shares of Common Stock Registered in Your Name
The shares of common stock represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.
Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and sign and return your voting instruction form without giving specific instructions, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares of common stock with respect to “nonroutine” proposals, resulting in a broker non-vote with respect to such proposals.
Can I Change My Vote after I Submit My Proxy?
Registered Stockholder: Shares of Common Stock Registered in Your Name
If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;
(2)	You may submit new proxy instructions via telephone or the Internet; or
(3)	You may vote by attending the Annual Meeting virtually. However, your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.
Your last submitted vote is the one that will be counted.
Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote. CDI holders who wish to attend, vote at and/or ask questions at the Annual Meeting virtually should refer to the section described above under “—How Can I Participate in the Virtual Annual Meeting?”
What Is the Quorum Requirement?
The holders of a majority of the voting power of the shares of common stock outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Annual Meeting.
Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the Chair of the Annual Meeting or the holders of a majority of shares of common stock virtually present at the Annual Meeting, either personally or by proxy, may adjourn the Annual Meeting to another time or date.
How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?
Votes will be counted by Broadridge Financial Solutions, the Inspector of Elections appointed for the Annual Meeting.
Proposal 1: Election of Directors
A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” his or her election. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Broker non-votes and votes that are withheld will not be counted as votes cast on the matter and have no effect on the outcome of the election. We do not have cumulative voting rights for the election of directors.
ASX Listing Rule 14.2.1 Waiver
Under ASX Listing Rule 14.2.1, a proxy form must allow stockholders to vote for a resolution, against a resolution or to abstain from voting on a resolution. However, ASX granted the Company a waiver from ASX Listing Rule 14.2.1 to the extent necessary to permit the Company not to provide in its proxy form an option for stockholders or holders of CDIs to vote against a resolution to elect a director. The terms of the waiver are that (i) the Company complies with the relevant Delaware laws as to the content of the proxy forms applicable to resolutions for the election or re-election of directors; (ii) the notice given by the Company to stockholders and CDI holders under ASX Settlement Operating Rule 13.8.9 makes it clear that security holders are only able to vote for the resolutions or abstain from voting, and the reasons why this is the case; (iii) the terms of the waiver are set out in the management proxy circular provided to all holders of CDIs; and (iv) the waiver from ASX Listing Rule 14.2.1 only applies for so long as the relevant Delaware laws prevent the Company from permitting security holders to vote against a resolution to elect a director.
Proposal 2: Ratification of Independent Auditor Appointment
The affirmative vote of at least a majority of the voting power of shares of common stock present or represented at the Annual Meeting and entitled to vote on the proposal is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions have the same effect as a vote “AGAINST” the matter. Proposal 2 is expected to be considered a routine voting matter on which brokers have discretion (but are not required) to vote uninstructed shares.
Proposal 3: Approval of, on an Advisory Basis, the Compensation of our Named Executive Officers
The affirmative vote of at least a majority of the voting power of shares of common stock present or represented at the Annual Meeting and entitled to vote on the proposal is required for the approval of, on an advisory basis, the compensation of our named executive officers. Abstentions have the same effect as a vote “AGAINST” the matter.
Proposal 4: Approval of, on an Advisory Basis, the Frequency of Future Advisory Votes to Approve the Compensation of our Named Executive Officers
The affirmative vote of at least a majority of the voting power of shares of common stock present or represented at the Annual Meeting and entitled to vote on the proposal is required for the approval of, on an advisory basis, the frequency of future advisory votes to approve compensation of our named executive officers. Abstentions have the same effect as a vote “AGAINST” the matter. However, because Proposal 3 has four choices (“1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN”), it is possible that no choice will be supported by a majority of the voting power. Therefore, our board of directors will consider the choice that receives the highest number of votes in favor as the recommendation of the stockholders.

Proposal 5: Issuance of Stock Options
The affirmative vote of at least a majority of the voting power of shares of common stock present or represented at the Annual Meeting and entitled to vote on the proposal is required for the issuance of stock options to Mr. Keith Phillips. Abstentions have the same effect as a vote “AGAINST” the matter.
Proposal 6: Issuance of Performance Stock Units
The affirmative vote of at least a majority of the voting power of shares of common stock present or represented at the Annual Meeting and entitled to vote on the proposal is required for the issuance of performance stock units to Mr. Keith Phillips. Abstentions have the same effect as a vote “AGAINST” the matter.
Proposals 7-10: Issuance of Restricted Stock Units
The affirmative vote of at least a majority of the voting power of shares of common stock present or represented at the Annual Meeting and entitled to vote on the proposal is required for the issuance of restricted stock units to the non-executive directors of the Company. Abstentions have the same effect as a vote “AGAINST” the matter.
Who Is Paying for This Proxy Solicitation?
We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”
We have retained Morrow Sodali to solicit proxies for a fee of $75,000, plus a reasonable amount to cover expenses. Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation to our employees, officers or directors for any of these services.
How Can I Find Out the Voting Results?
We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

OUR CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Corporate Governance Guidelines as a framework for the governance of the Company, which is posted on our website located at www.piedmontlithium.com/about/, under “Governance.”
The Board currently consists of five directors and is divided into three classes of directors designated Class I, Class II and Class III. The term of the Class I director will expire at the 2024 Annual Meeting of Stockholders. The terms of the Class II directors will expire at this Annual Meeting and they are standing for election at this Annual Meeting. The terms of the Class III directors will expire at the 2023 Annual Meeting of Stockholders. Todd Hannigan, who served as our second Class I director, retired from the Board effective April 22, 2022. As of such date, the size of the Board has been decreased from six to five directors. The Board intends to have at least one additional independent director join the Board in the future.
Information Regarding Director Nominees and Continuing Directors
Biographical and other information regarding our director nominees and directors continuing in office, including the primary skills and experience considered by our Nominating and Corporate Governance Committee and the Board in determining to recommend them as nominees, is set forth below.
Name	Class	Age (as of April 29, 2022)	Position
Jeff Armstrong(1)(2)	III	57	Chair of the Board
Keith Phillips	I	62	President and Chief Executive Officer
Jorge Beristain(1)(2)(3)	II	52	Director
Claude Demby(1)(3)	II	57	Director
Susan Jones(2)(3)	III	52	Director
(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
Class II Director Nominees Standing for Election at this Annual Meeting
Jorge Beristain. Mr. Beristain has served as a member of our Board since May 2021. He also served as a member of the board of our predecessor company prior to the Redomiciliation. In 2022, he was appointed Vice President of Finance for Ryerson Holdings Corporation (NYSE: RYI). RYI is North America’s second-largest service center with approximately 100 locations in the U.S., Canada and Mexico, supplying carbon and stainless steel, aluminum, red metals and semi-fabricated products to the machinery, transport, consumer durables, food processing, construction and energy sectors. He previously served as Chief Financial Officer of Central Steel & Wire Co., a wholly owned subsidiary of RYI, since July 2019 where he was integral to the financial transformation of that subsidiary. From June 2000 to November 2017, Mr. Beristain served as Managing Director and Head of Deutsche Bank AG’s Americas Metals & Mining equity research, where he was consistently ranked by institutional investors as one of the top analysts in the U.S. During his over 20-year career on Wall Street, Mr. Beristain has lived and worked in the U.S., Latin America and Canada and has visited hundreds of industrial companies worldwide. Mr. Beristain received a B. Comm. from the University of Alberta and is a C.F.A.
We believe Mr. Beristain is qualified to serve on our Board because of his extensive international finance and public equity background and experience in the valuation of mining, metals and chemical operations and downstream manufactured metal uses.
Claude Demby. Mr. Demby has served as a member of our Board since June 2021. He has served as President of Cree LED, a Smart Global Holdings, Inc. company (Nasdaq: SGH), since 2021. Prior to SGH acquiring Cree LED from WolfSpeed (Nasdaq: WOLF), Mr. Demby held various positions, including Senior Vice President and General Manager of the Cree LED business and Senior Vice President of Corporate Development. Mr. Demby served as Chief Executive Officer and Director of the Noël Group, LLC, a global manufacturer of synthetic foam materials, from 2008 to 2014 prior to joining WolfSpeed and after serving on the Noël Group Board starting in 2001. From 2001 to 2008, Mr. Demby was President and Chief Operating Officer of

L&L Products Inc., a global manufacturer of NVH and structural devices for the automotive and aerospace sectors. Mr. Demby began his career in engineering roles with Procter & Gamble Company and GE Plastics focused on the chemical processing and manufacture of consumer and industrial products. He has served as Chair of the Governance and Nominating Committee on the board of Brown Capital Management Mutual Fund Trust, a mutual fund, since 2016 and on the board of Eos Energy Enterprises, an energy storage company, since 2021. He previously served on the board of the Federal Reserve Bank of Richmond - Charlotte branch from 2012 to 2017, including time as Chairman. Mr. Demby has a strong record of community service through his founding and running of Valour Academy Schools, Inc., in Raleigh, North Carolina, and serving as an advisory board member of Duke Raleigh Hospital. Mr. Demby received an M.B.A. from the Rensselaer Polytechnic Institute and a B.S. in Chemical Engineering from the University of Delaware.
We believe Mr. Demby is qualified to serve on our Board because of his extensive executive and operational leadership experience in growing businesses internationally and his exceptional governance experience.
Class I Director Continuing in Office until the 2023 Annual Meeting
Keith Phillips. Mr. Phillips has served as our President and Chief Executive Officer since July 2017 and as a member of our Board since May 2021. He also served as Chief Executive Officer and a member of the board of our predecessor company prior to the Redomiciliation. Mr. Phillips joined the Company after a 30-year career on Wall Street during which time he worked on strategic and financing transactions representing over $100 billion in aggregate value. He served, most recently, as Senior Advisor with merchant banker Maxit Capital LP, from September 2015 to June 2017. Prior to Maxit Capital, he led the mining investment banking teams for Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear Stearns Companies, Inc., JPMorgan Chase & Co. and Dahlman Rose & Co., LLC. Mr. Phillips received an M.B.A. from The University of Chicago.
We believe Mr. Phillips is qualified to serve on our Board because of his extensive experience with mining companies, including many established global leaders, and his particular expertise in advising exploration and development-stage companies in achieving their strategic objectives, with a particular focus on obtaining relevance in the U.S. capital markets.
Class III Directors Continuing in Office until the 2024 Annual Meeting
Jeff Armstrong. Mr. Armstrong has served as Chair of our Board since May 2021. He also served as Chair of the board of our predecessor company prior to the Redomiciliation. He served as Chief Executive Officer and Chief Financial Officer of North Inlet Advisors, a FINRA-regulated entity, from 2009 until 2022. North Inlet provides investment banking services to middle-market companies in the industrial, consumer, business services and agriculture spaces. Mr. Armstrong has served on the boards of private companies in the chemical, solar, health care device and direct to consumer sectors. Prior to 2009, Mr. Armstrong served as Head of Mergers and Acquisitions, Private Equity Coverage and Leveraged Capital at what is now Wells Fargo’s Investment Bank. Mr. Armstrong also worked as an investment banker in the late 1980s and 1990s for Citigroup and Morgan Stanley. Mr. Armstrong resides in Charlotte, North Carolina and is actively engaged in the community. He received an M.B.A. from the Darden School of Business, a B.S. from the McIntire School of Commerce and is a Chartered Financial Analyst.
We believe Mr. Armstrong is qualified to serve on our Board because of his extensive financial experience.
Susan Jones. Ms. Jones has served as a member of our Board since June 2021. Ms. Jones spent 15 years of her career at Nutrien Ltd. (NYSE: NTR), a multibillion-dollar global mining and agricultural enterprise. Her most recent role prior to retirement in October 2019 was serving as Executive Vice President and Chief Executive Officer of Potash, the world’s largest underground soft-rock miner. Over the course of her career, Ms. Jones has served in roles ranging from Executive Vice President and Senior Vice President, Phosphate Business Unit, Chief Legal Officer, Business Development and Strategy, Managing Director of European Operations and several other critical leadership positions. Ms. Jones has served on the board of TC Energy Corporation (NYSE: TRP), a $50 billion market cap energy infrastructure company, since May 2020 and Arc Resources Ltd. (OTCMKTS: AETUF), an oil and gas company and its predecessor company, since May 2020. Ms. Jones previously advised the boards of both Agrium Inc. and Nutrien, as an executive, and also previously served on the boards of Gibson

Energy Inc. (OTCMKTS: GBNXF) and Canpotex Limited. Ms. Jones received an L.L.B. from the University of Ottawa (Canada) and a B.A. in Political Science and Hispanic Studies from the University of Victoria (Canada). She also earned a Leadership Diploma from the University of Oxford and holds a Director Certificate from Harvard University.
We believe Ms. Jones is qualified to serve on the Board given her extensive mining, chemicals, supply chain and sales experience as well as her legal and board governance background.
Board Composition
Director Nomination Process
The Nominating and Corporate Governance Committee is responsible for, among other things, overseeing succession planning for directors and ensuring that we have a qualified board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of stockholders. In this regard, the committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experience that are currently represented on the Board and the skills and experience that the Board may find valuable in the future, and identifying, evaluating and recommending potential director candidates.
When identifying potential candidates for Board membership, the Nominating and Corporate Governance Committee considers recommendations of third-party search firms, directors, stockholders, management and other sources. The committee does not distinguish between nominees recommended by stockholders and other nominee recommendations. Once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the Chief Executive Officer, conduct interviews with the candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the stockholders for election at the annual meeting.
Criteria for Board Membership
In assessing potential candidates for Board membership and in assessing Board composition, the Nominating and Corporate Governance Committee considers a wide range of factors, including the director’s leadership experience, financial expertise and industry knowledge. In addition, the Nominating and Corporate Governance Committee believes, generally, it is important for all Board members to possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters, and a willingness to represent the long-term interests of all our stockholders.
The Nominating and Corporate Governance Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board.

Board Skills Matrix
	Keith Phillips	Jeff Armstrong	Jorge Beristain	Susan Jones	Claude Demby	Total
Board of Directors / Public Sector Executive Experience	✔	✔		✔	✔	4
Finance / Capital Allocation	✔	✔	✔	✔	✔	5
Banking and Capital Markets	✔	✔	✔		✔	4
Finance / Accounting (Audit Committee Financial Expert or “ACFE”)	✔	✔	✔			3
Government / Regulatory				✔		1
Human Capital Management / Labor / Compensation			✔	✔	✔	3
Chemical / Mining Industry Experience	✔		✔	✔	✔	4
Clean Tech (EV / Battery)					✔	1
Supply Chain and Logistics				✔	✔	2
International	✔		✔	✔	✔	4
M&A and Integration	✔	✔	✔	✔	✔	5
Marketing / Sales				✔	✔	2
Strategy	✔	✔	✔	✔	✔	5
Risk Management		✔	✔	✔	✔	4
Environmental, Social and Governance (“ESG”)			✔	✔		2
Demographic Background
Board Tenure
Years	5	3	4	1	1
Gender
Male	✔	✔	✔		✔	4
Female				✔		1
Board Diversity
In addition to the factors discussed above, the Nominating and Corporate Governance Committee considers a potential director’s ability to contribute to the diversity of the Board, including gender, race, ethnic and national background, geography, age and sexual orientation. The Nominating and Corporate Governance Committee considers these factors in connection with its annual evaluation of the composition and effectiveness of the Board. In this regard, our current Board of five directors includes one female director (20%) and two directors who are racially/ethnically diverse (40%).

In accordance with Nasdaq’s recently adopted board diversity listing standards, we are disclosing aggregated statistical information about our Board’s self-identified gender and racial characteristics and LGBTQ+ status as voluntarily confirmed to us by each of our directors.
Board Diversity Matrix (as of April 29, 2022)
Total number of directors – 5
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender Identity
Directors	1	4	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Stockholder Recommendations for Directors
The Nominating and Corporate Governance Committee also considers director candidates recommended by our stockholders. Any stockholder who wishes to propose director nominees for consideration by our Nominating and Corporate Governance Committee, but does not wish to present such proposal at an annual meeting of stockholders, may do so at any time by directing a description of each nominee’s name and qualifications for board membership to the chair of the Nominating and Corporate Governance Committee by contacting the Secretary of the Company (the “Secretary”) at the address set forth on the first page of this Proxy Statement. The recommendation should contain all of the information regarding the nominee required under the “advance notice” provisions of our amended and restated bylaws (which can be provided free of charge upon request by writing to the Secretary at the physical address set forth on the first page of this Proxy Statement). The Nominating and Corporate Governance Committee evaluates nominee proposals submitted by stockholders in the same manner in which it evaluates other director nominees.
Board Leadership Structure
The Board does not require the separation of the offices of the Chair of the Board and the Chief Executive Officer. The Board recognizes that there is no single, generally accepted board leadership structure that is appropriate across all circumstances, and that the right structure may vary as circumstances change. As such, the Board periodically reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. At any time when the positions of Chair of the Board and Chief Executive Officer are held by the same person, the independent directors of the Board will designate an independent director to serve as the lead independent director.
Our Board has designated an independent member of the Board, Jeff Armstrong, to serve as Chair of the Board. Our Board believes that its programs for overseeing risk, as described in the “Board Risk Oversight” section below, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.
The directors generally meet in executive session at every regular Board and committee meeting. The Chair of the Board or respective committee presides at these executive sessions. In addition, the independent directors meet in executive session at regular Board and committee meetings, and the independent Chair of the Board or respective committee presides at these executive sessions. The purpose of these executive sessions is to encourage and enhance communication among non-management and independent directors.

Director Independence
Nasdaq listing rules require a majority of a listed company’s board of directors be comprised of independent directors who, in the opinion of the board of directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the Exchange Act.
Our Board undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including the beneficial ownership of our capital stock by each non-executive director, our Board has determined that Messrs. Armstrong, Beristain and Demby and Ms. Jones qualify as “independent directors” as defined by the Nasdaq listing rules. Mr. Phillips is not deemed to be independent under Nasdaq listing rules by virtue of his employment with the Company. Former directors Anastasios Arima and Levi Mochkin, who resigned from the Board on June 1, 2021, were not independent during the period they served on our Board. Former director Todd Hannigan, who retired from the Board on April 22, 2022, was independent during the period he served on our Board.
Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfies the heightened independence standards for audit committees and compensation committees, as applicable, established by SEC and Nasdaq listing rules. As described elsewhere in this proxy statement, we effected a Redomiciliation effective on May 17, 2021, as a result of which we moved our place of incorporation from Australia to the State of Delaware in the United States. As of that date, we ceased to be a foreign issuer and became subject to the rules of the SEC and Nasdaq applicable to domestic corporations.
Board Committees
Our Board has a separately designated Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on our website located at www.piedmontlithium.com/about/, under “Governance.” The committees of the Board were formed when the Company completed its Redomiciliation in May 2021. As a result, all of the meetings referred to below occurred in the second half of 2021.
Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Keith Phillips
Jeff Armstrong	X	X
Jorge Beristain	Chair	X	X
Claude Demby	X		Chair
Susan Jones		Chair	X
No. of meetings in fiscal 2021	3	4	2
No. of meetings in the six months ended December 31, 2021	3	3	2
Audit Committee. The primary responsibilities of our Audit Committee are to monitor the integrity of our consolidated financial statements, the independence and qualifications of our independent auditors, the performance of our accounting staff and independent auditors, our compliance with legal and regulatory requirements and the effectiveness of our internal controls. The Audit Committee is also responsible for selecting, retaining (subject to stockholder approval), evaluating, setting the compensation of and, if appropriate, recommending the termination of our independent auditors.
Mr. Beristain qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC, and all members of the Audit Committee are “financially literate” under Nasdaq listing rules.

Compensation Committee. The primary purpose of our Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of the Company’s executive officers and directors. Among its specific duties and responsibilities, the Compensation Committee will:
•	oversee the Company’s overall compensation philosophy, policies and programs, and assess whether the Company’s compensation philosophy establishes appropriate incentives for management and employees;
•
review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, recommend the grant of equity awards to the Chief Executive Officer and recommend to the Board the Chief Executive Officer’s compensation level based on this evaluation;

•
oversee the evaluation of other executive officers and approve the grant of equity awards to other executive officers, and set the compensation of other executive officers based upon the recommendation of the Chief Executive Officer;

•	administer and make recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans that are subject to the Board’s approval;
•	review and approve the design of other benefit plans pertaining to executive officers;
•	approve, amend or modify the terms of other compensation and benefit plans as appropriate;
•	review and recommend to the Board employment and severance arrangements for executive officers, including employment agreements and change-in-control provisions, plans or agreements;
•
review and discuss with management the Company’s Compensation Discussion and Analysis (“CD&A”) and related disclosures to the extent that the rules and regulations of the SEC require they be included in the Company’s annual report and proxy statement, and recommend to the Board, based on its review and discussions, whether the CD&A should be included in the annual report and proxy statement, and oversee preparation of the Committee report to the extent required by the rules and regulations of the SEC for inclusion in the Company’s annual report and proxy statement;

•	periodically review the form and amount of compensation paid to directors for their service on the Board and its committees and recommend changes in compensation to the Board as appropriate;
•
oversee succession planning for positions held by executive officers, and review succession planning and management development at least annually with the Board, including recommendations and evaluations of potential successors to fill such positions;

•	oversee the assessment of the risks related to the Company’s compensation policies and programs applicable to officers and employees, and review the results of this assessment;
•	oversee the risks regarding the attraction and retention of talent and the risks of succession planning;
•
at least annually, assess whether the work of compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in the Company’s annual report and proxy statement; and

•	annually evaluate the performance of the Compensation Committee and the adequacy of the Compensation Committee’s charter and recommend changes to the Board as appropriate.
The Compensation Committee may delegate its authority to one or more subcommittees or one member of the committee. The committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. Even where the committee does not delegate authority, our executive officers will typically make recommendations to the committee regarding compensation to be paid to our employees and the size of equity awards under our equity incentive plans but will not be present during voting or deliberations on their own compensation. The committee has the authority to engage independent advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The committee periodically engages an outside consultant to advise on compensation-related matters.
Nominating and Corporate Governance Committee. The purpose, duties and responsibilities of the Nominating and Corporate Governance Committee are to identify individuals qualified to become members of the Board (consistent with criteria approved by the Board); recommend to the Board the Company’s director candidates for election at the annual meeting of stockholders; and perform a leadership role in shaping the Company’s corporate governance. Among its specific duties and responsibilities, the Nominating and Corporate Governance Committee will:
•	develop and recommend to the Board criteria for identifying and evaluating director candidates and periodically review these criteria and recommend changes to the Board as appropriate;
•
annually evaluate the composition of the Board to assess whether the skills, experience, characteristics and other criteria established by the Board are currently represented on the Board as a whole and with respect to each individual director, and to assess the criteria that may be needed in the future;

•	identify, review the qualifications of, and recruit director candidates for election to the Board;
•	assess the qualifications, contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board;
•	discuss succession planning for the Board and key leadership roles on the Board and its committees;
•	establish procedures for the consideration of director candidates recommended for the Nominating and Corporate Governance Committee’s consideration by the Company’s stockholders;
•	recommend to the Board the Company’s director candidates for election or reelection to the Board at each annual meeting of stockholders;
•	recommend to the Board director candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;
•	develop and recommend to the Board a set of corporate governance principles, and annually review these principles and recommend changes to the Board as appropriate;
•	periodically review the Board’s leadership structure and recommend changes to the Board as appropriate;
•	make recommendations to the Board concerning the size, structure, composition and functioning of the Board and its committees;
•	oversee the orientation process for new directors and ongoing education for directors;
•	oversee the evaluation of the Board and its committees; and
•
annually evaluate the performance of the Nominating and Corporate Governance Committee and the adequacy of the Nominating and Corporate Governance Committee’s charter and recommend changes to the Board as appropriate.

Board Risk Oversight
We believe that risk management is an important part of establishing and executing on the Company’s business strategy. Our Board, as a whole and at the committee level, focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage and mitigate those risks. The committees oversee specific risks within their purview, as follows:
•
The Audit Committee has overall responsibility for overseeing the Company’s practices with respect to risk assessment and management. Additionally, the committee is responsible for overseeing management of risks related to our accounting and financial reporting processes.

•	The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and succession plans and programs applicable to officers and employees.
•	The Nominating and Corporate Governance Committee is responsible for overseeing management of risks related to our corporate governance.
Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

Other Corporate Governance Practices and Policies
Director Attendance
As previously disclosed, the Board met 11 times during the year ended June 30, 2021, which includes both meetings of the Board of Piedmont Australia prior to the Redomiciliation and meetings of the Board of the Company after the Redomiciliation. The Board met five times during the six-months ended December 31, 2021. During fiscal 2021 and the six months ended December 31, 2021, each member of the Board attended 100% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee.
Directors are encouraged to attend the annual meeting of stockholders absent unusual circumstances. Four directors attended the annual meeting on February 3, 2022.
Stockholder Communications
Stockholders and other interested parties may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to our Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications, such as advertisements, solicitations and hostile communications.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that establishes the standards of ethical conduct applicable to all our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. A copy of the code is available on our website located at www.piedmontlithium.com/about/, under “Governance.” Our Board is responsible for applying and interpreting the code in situations where questions are presented to it. To the extent required under the Nasdaq listing rules and SEC rules, we intend to disclose future amendments to certain provisions of this Code, or waivers of such provisions, applicable to any of our executive officers or directors, on our website identified above.
Anti-Hedging Policy
We have a policy that prohibits our directors, officers, employees and consultants from engaging in (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging transactions.
Compensation Committee Interlocks
None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of our Board or the Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Director Compensation
The Board’s policy is to compensate non-executive directors at market rates for comparable companies for time, commitment and responsibilities. Given the size, nature and risks of the Company, RSUs have been used to attract and retain non-executive directors, where deemed appropriate. The Board determines payments to the non-executive directors and reviews their compensation annually, based on market practice, duties and accountability. Independent external advice is sought when appropriate.
We prohibit non-executive directors from entering into arrangements to limit their exposure to equity awards granted as part of their compensation package.

Members of the Board are paid fees for their primary board activities. Non-executive directors also receive additional compensation for other services provided to the Company, including, but not limited to, membership of committees (see the chart below). In addition to the fees paid in cash, each non-executive director, subject to stockholder approval, is entitled to receive an initial award of RSUs having a value of $70,000 based on the closing price of the Company’s common stock on the date of grant, which RSUs award vests immediately upon stockholder approval.
2021 Director Compensation
Our non-executive director compensation for fiscal 2021 and the Stub period is indicated in the table below. Mr. Phillips did not receive additional compensation for his service as an executive director.
Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Anastasios Arima(2)	Stub	—	64,853	—	64,853
	2021	88,333	—	4,041(2)	92,374
Jorge Beristain(3)	Stub	38,500	—	—	38,500
	2021	40,000	—	—	40,000
Levi Mochkin	Stub	—	64,853	—	64,853
	2021	12,500	—	—	12,500
Jeff Armstrong(4)	Stub	42,500	—	—	42,500
	2021	51,417	—	—	51,417
Todd Hannigan(3)(5)	Stub	38,542	—	—	38,542
	2021	9,326	—	—	9,326
Claude Demby(3)(6)	Stub	41,625	—	—	41,625
	2021	—	—	—	—
Susan Jones(3)(7)	Stub	37,000	—	—	37,000
	2021	—	—	—	—
(1)	The amounts shown represent the grant date fair value of the $70,000 stock awards granted in the reported year, subject to, and approved by, shareholders.
(2)	Mr. Arima received $4,041 as other compensation consisting of 401(k) employer contributions. Mr. Arima retired from the Board on June 1, 2021.
(3)
On February 2, 2022, the stockholders approved, and the directors received, an initial award of RSUs having a value of $70,000 based on the Company's common stock price of $58.48, vesting in equal installments on December 31, 2021, 2022 and 2023.

(4)
On February 2, 2022, the stockholders approved, and Mr. Armstrong received, an initial award of RSUs having a value of $105,000 based on the Company's common stock price of $58.48, vesting in equal installments on December 31, 2021, 2022 and 2023.

(5)	Mr. Hannigan joined the Board of our predecessor company as a non-executive director on February 8, 2021, and he retired from the Board effective April 22, 2022.
(6)	Mr. Demby was appointed to the Board as a non-executive director and Chair of the Nominating and Corporate Governance Committee on June 1, 2021.
(7)	Ms. Jones was appointed to the Board as a non-executive director on June 1, 2021.
Ian Middlemas served as Chairman of the Board and as a non-executive director in fiscal 2021. Mr. Middlemas retired from the Board on December 9, 2020. Mr. Middlemas did not receive compensation for his services in 2021.
2022 Director Compensation
Our non-executive director compensation for 2022 is as follows:
•	$50,000 per annum for non-executive members of the Board;
•	$25,000 per annum for the Chair of the Board;
•	$10,000 per annum for the Chairs of the Compensation Committee and Nominating Committee;
•	$15,000 per annum for the Chair of the Audit Committee;

•	$5,000 per annum for members of the Compensation Committee and Nominating Committee; and
•	$7,500 per annum for members of the Audit Committee.
Name	Position	Board Membership	Board / Committee Chair	Committee Membership
Jeff Armstrong	Chair of the Board	$50,000	$25,000 (Board Chair)	$5,000 (Compensation Committee) $7,500 (Audit Committee)
Jorge Beristain	Director	$50,000	$15,000 (Audit Committee Chair)	$5,000 (Nominating Committee) $5,000 (Compensation Committee)
Claude Demby	Director	$50,000	$10,000 (Nominating Committee Chair)	$7,5000 (Audit Committee)
Susan Jones	Director	$50,000	$10,000 (Compensation Committee Chair)	$5,000 (Nominating Committee)
Stock Ownership Guidelines
We require our directors to own significant amounts of our stock. Each non-executive director is required to accumulate stock equal to 5x the cash component of a non-executive director’s annual retainer (excluding any retainers for service on committees of the Board and any retainers for Board and committee leadership). Non-executive directors have five years to meet the requirement measured from the date the policy was adopted or, if later, the time they are first retained as directors.
Individual and joint holdings of the Company’s stock with immediate family members, including those shares held in the Company’s 401(k) plan and any deferred compensation accounts, count toward the policy. Until a director holds the requisite number of shares of Company stock, the director may not sell more than 50% of the shares, net of shares sold for tax obligations, acquired from the vesting of stock awards. However, prior to meeting our stock ownership guidelines, a director is permitted to sell, without restriction, shares of Company stock purchased directly or indirectly by the director.
All non-executive directors either comply or are on track to comply with the policy.
Indemnification Agreements
We have entered into indemnification agreements with our directors and our executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify these individuals to the fullest extent permitted by Delaware law.

EXECUTIVE OFFICERS
Biographical and other information regarding our executive officers is set forth below. There are no family relationships among any of our directors or executive officers.
Name	Age (as of April 29, 2022)	Position
Keith Phillips(1)	62	President and Chief Executive Officer
Patrick Brindle	45	Executive Vice President and Chief Operating Officer
Bruce Czachor	60	Executive Vice President and Chief Legal Officer and Secretary
Michael White	49	Executive Vice President and Chief Financial Officer
(1)	For Mr. Phillips’ biographical information, see “Information Regarding Director Nominees and Continuing Directors” above.
Patrick Brindle. Mr. Brindle has served as our Executive Vice President and Chief Operating Officer since March 2022 and previously held the position of Chief Development Officer from May 2021 until March 2022. From January 2018 to May 2021, Mr. Brindle served as our Vice President and Project Manager. Prior to joining the Company, from January 2000 to December 2017, he worked in various roles in engineering and management including as Vice President of Engineering with DRA Taggart, LLC, a subsidiary of DRA Global Limited (ASX: DRA), an engineering firm specialized in project delivery of mining and mineral processing projects globally. Over his career, Mr. Brindle has held various management and senior engineering roles, including multi-year expatriate assignments, and has completed EPC projects in diverse jurisdictions, including the U.S., Canada, China, Mongolia, Brazil, Russia and others. Mr. Brindle received a B.S. in Environmental Science and a B.S. in Civil Engineering from Virginia Tech.
Bruce Czachor. Mr. Czachor has served as our Executive Vice President and Chief Legal Officer and Secretary since August 2021. He joined the Company in December 2018 on a part-time basis as our Vice President and General Counsel and served as legal consultant for most of 2020 before rejoining as our Vice President and General Counsel in December 2020. Mr. Czachor has over 34 years of experience in general corporate matters, corporate governance, capital markets, bank finance, mergers and acquisitions, joint ventures, licensing agreements and commercial transactions, and was a partner at Shearman & Sterling LLP and Orrick, Herrington & Sutcliffe LLP. Over his career, Mr. Czachor has represented a wide variety of businesses, ranging from Fortune 500 companies to start-ups, and he has extensive experience in the mining, energy and cleantech industries. Mr. Czachor received a J.D. from New York Law School and a B.A. in Political Science from Binghamton University. He is admitted to practice in New York, New Jersey and California.
Michael White. Mr. White has served as our Executive Vice President and Chief Financial Officer since May 2021. Prior to joining the Company, Mr. White served as Vice President, Chief Accounting Officer and Corporate Controller of ChampionX Corporation (Nasdaq: CHX), formerly Apergy Corporation, a multibillion-dollar manufacturing, chemicals and services public company, where he was responsible for leading the company’s global accounting and financial reporting. In that role, Mr. White led enterprise-wide transformation of the global controllership function, created sustainable financial reporting with key performance metrics for operational leadership and provided financial leadership related to mergers and acquisition activities, including a successful IPO. Prior to ChampionX, Mr. White served as Senior Vice President, Chief Accounting Officer and Corporate Controller for Aegion Corporation, a global manufacturing company serving the industrial, oil and gas and water industries. He has held senior financial leadership positions throughout his 25-year career with companies primarily in the energy and technology sectors, including roles as Chief Financial Officer of Baker Energy and as a manager in the assurance practice with Ernst & Young LLP. Mr. White received a B.B.A. in Accounting and Finance from the University of Houston, C.T. Bauer College of Business and is a C.P.A.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Compensation Discussion and Analysis (“CD&A”) outlines the Company’s executive compensation programs and practices for our named executive officers (“NEOs”) listed below.
Introduction
On December 9, 2021, the Board approved a change in the Company’s fiscal year end from June 30 to December 31, effective January 1, 2022. As a result, this Compensation Discussion and Analysis (“CD&A”) explains the executive compensation decisions made by the Compensation Committee for the NEOs listed below for the six-month period from July 1, 2021 to December 31, 2021 (the “Stub”). Compensation decisions for fiscal year 2021 were disclosed in our proxy statement filed with the SEC on November 30, 2021. Compensation decisions for fiscal year 2022 will be disclosed in our proxy statement filed in 2023. In addition to compensation paid during the Stub, this CD&A describes certain changes to the compensation program for the NEOs made in the first quarter of 2022.
For the six-month period ended December 31, 2021, the Compensation Committee approved an annual incentive award (paid in January 2022) to the NEOs but made no salary changes or long-term incentive plan grants. During the six-month period ended December 31, 2021, the Compensation Committee initiated a review of the Company’s executive compensation program to ensure our executive compensation program is aligned with stockholder’s interests, reflects market-best practices, continues to support our long-term business objectives and continues to support our talent attraction and retention goals.
For purposes of setting compensation levels for 2022, the Compensation Committee, with support from its independent compensation consultant, Pearl Meyer, established a peer group (the “2022 Compensation Peer Group”) and conducted a compensation benchmarking study. As a result of the compensation benchmarking study, the Compensation Committee approved the following adjustments to the executive compensation arrangements in the first quarter of 2022: (i) increased salaries for the NEOs; (ii) established a performance-based annual incentive framework for 2022; and (iii) implemented a new performance-based, long-term incentive compensation program for the NEOs.
NEOs
Name	Position
Keith Phillips	President and Chief Executive Officer
Patrick Brindle(1)	Executive Vice President and Chief Operating Officer
David Klanecky(1)	Former Executive Vice President and Chief Operating Officer
Bruce Czachor	Executive Vice President, Chief Legal Officer and Secretary
Michael White	Executive Vice President and Chief Financial Officer
(1)
Mr. Klanecky resigned from his executive officer position, effective as of March 15, 2022. Mr. Klanecky will continue to work with the Company as a member of the Company’s external Technical Advisory Board, which is currently being developed, and the Company’s community foundation. Mr. Brindle succeeded Mr. Klanecky as the Company’s Executive Vice President and Chief Operating Officer.

Overview
The compensation program for our NEOs is developed by our Board and Compensation Committee. In developing the compensation program, our Board and Compensation Committee considered our overall size, the size of our management team, the nature and stage of development of our current operations, current market conditions and the comparable salary levels for companies of a similar size and operating in similar sectors. In addition to considering the factors above, the Board and Compensation Committee places an emphasis on (i) identifying and acquiring suitable resources and undertaking exploration, appraisal and development activities; (ii) risks associated with small cap resource companies in the exploration stage or development stage; and (iii) the fact that we do not expect to achieve profitable operations until sometime after the commencement of commercial production on any of our projects.

Our compensation program is driven by our corporate strategies and objectives and is subject to ongoing review and development during 2022 and future years.
Compensation Highlights – Decisions Impacting July 1, 2021 through December 31, 2021
Our executive compensation program has three primary elements: base salary, annual incentives (i.e., cash bonuses) and at-risk, long-term equity incentives (i.e., stock awards). Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on long-term sustainable stockholder value creation. The Compensation Committee made the following executive compensation decisions between July 1, 2021, and December 31, 2021:
•	Base Salaries—There were no adjustments to base salaries for the period between July 1, 2021 and December 31, 2021.
•	Annual Incentives—Cash bonuses were paid in January 2022 for performance during the calendar year 2021, including the period between July 1, 2021, and December 31, 2021.
•	Long-Term Equity Incentives—There were no equity awards granted during the period between July 1, 2021 and December 31, 2021.
Compensation Highlights – Setting Compensation for 2022
The Board and Compensation Committee strive to set a competitive level of total compensation for each NEO, as compared with executive officers in similar positions at peer companies. For purposes of setting 2022 compensation levels for the NEOs, the Compensation Committee, in conjunction with the recommendation of Pearl Meyer, approved the Company’s 2022 Compensation Peer Group and made the following decisions:
•	Base Salaries—The Compensation Committee approved base salary increases reflecting market adjustments based on 2022 Compensation Peer Group benchmarking.
•
Annual Incentives—The Compensation Committee approved a performance-based cash bonus program for 2022, with (i) target award opportunities ranging from 50% to 100% of base salary based on the NEO’s role and responsibilities at the Company and the achievement of various pre-established key performance indicators (“KPIs”) as set by the Board (see “Performance-Based Incentive Compensation” below), and (ii) the ability to earn up to 200% of the target award opportunity.

•
Long-Term Equity Incentives—The Board approved long-term equity incentive awards under the Stock Plan. The Compensation Committee granted the equity awards using a mix of performance share units (“PSUs”) and stock options (see “Performance-Based Incentive Compensation” below).

Compensation Best Practices & Policies
We believe the following best practices and policies for compensation promote sound governance and are in the best interests of our stockholders:
What We Do		What We Don’t Do
✔	Emphasize at-risk pay over fixed pay, with a significant portion tied to achieving our short-term and long-term objectives and stock performance	✘	No tax gross ups other than for qualified relocation expenses available to all employees
✔	Maintain anti-hedging and anti-pledging policies	✘	No repricing or exchange of underwater options without stockholder approval
✔	Provide for “double-trigger” equity award vesting and severance benefits upon a change in control	✘	No option or stock appreciation rights granted with a strike price below fair market value
✔	Use an independent compensation consultant	✘	No supplemental executive retirement plans
✔	Maintain robust stock ownership guidelines	✘	No significant perquisites

What Guides Our Program
Executive Compensation Objectives and Principles
Our senior executives are integral to executing the Company’s strategic plan, driving performance that rewards our stakeholders, fostering our culture and achieving other Company business objectives. The programs are intended to attract and retain high performing leadership. Our current executive compensation program is designed to support these objectives, create a pay-for-performance culture and built on the following principles:
•
Alignment with stockholders’ interests—Executives should be compensated through pay elements (base salaries and performance-based short-term cash and long-term equity incentives) that are market competitive and designed to create stockholder value.

•	Proper balance of risk to reward—Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.
•	Commitment to sustainability—Our programs must recognize the importance of integrating sustainability into our near-term and long-term strategies.
•	Individual performance and contribution to the Company—Our program must provide sufficient flexibility to allow for the recognition of individual differences in performance.
Elements of Pay: Total Direct Compensation
Our executive compensation philosophy is supported by the following principal elements of pay:
Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent
Annual Incentives	Cash (At Risk)	Reward executives for delivering on annual strategic objectives that contribute to the creation of stockholder value
Long-Term Incentives	Equity (At Risk)	Provide incentives for executives to execute on longer-term goals that drive the creation of stockholder value and support the Company’s retention strategy
Our Decision-Making Process
The Role of the Compensation Committee—The Compensation Committee oversees the executive compensation program for our NEOs. The Committee is comprised of independent, non-employee members of the Board. The Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which may be accessed at our website at www.piedmontlithium.com/about under “Governance.” The Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the independent members of the full Board, based upon recommendations of the Committee.
The Role of Management—Members of our management team attend regular meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated; however, they are not present in the board room, nor do they participate in discussions about their own pay. Only the Compensation Committee members are allowed to vote on decisions regarding NEO compensation. The CEO reviews his recommendations pertaining to NEOs’ and non-NEOs’ pay with the Compensation Committee providing transparency and oversight. Decisions on non-NEO pay are made by the CEO. The CEO does not participate in the deliberations of the Compensation Committee regarding his own compensation. The Board makes all final determinations regarding CEO compensation.
Engagement of Compensation Consultant—The Compensation Committee has retained Pearl Meyer as its sole independent compensation consultant. Pearl Meyer does not provide any services to the Company other than advice to and services for the Compensation Committee relating to compensation of all executives and the Nominating and Corporate Governance Committee relating to compensation of the non-executive directors. The independent compensation consultant may provide other consulting services to the Company, on a limited basis and only with approval from the Compensation Committee or the Nominating and Corporate Governance Committee. The Compensation Committee reviews services provided by its independent compensation consultant on at least an annual basis.
The Compensation Committee reviewed all factors relevant to the independence of Pearl Meyer, including:
•	the provision of services to the Company by the consultant other than those requested by the Compensation Committee;
•	the amount of fees received by the consultant;
•	the policies and procedures adopted by the consultant that are designed to prevent conflicts of interest;
•	any business or personal relationship between a consultant and a member of the Compensation Committee;
•	any stock of the Company owned by a consultant; and
•	any business or personal relationship between a consultant and an executive officer of the Company.
As a result of such evaluation, and a certification from Pearl Meyer regarding its independence, the Compensation Committee has determined that Pearl Meyer is independent.
Market Compensation Data and the Role of Peer Group Companies—The Compensation Committee strives to set a competitive level of total compensation for each NEO, when compared with executive officers in similar positions at peer companies. For purposes of setting 2022 compensation levels, and in conjunction with the recommendation of Pearl Meyer, the Compensation Committee considered market data, including publicly available data for the 2022 Compensation Peer Group along with industry specific survey data, where appropriate. Generally, selection criteria for determining and reviewing the 2022 Compensation Peer Group included factors such as: (i) industry and business characteristics comparable to the Company, (ii) comparable stage of development including pre-revenue mineral resource companies, (iii) competition for executive talent in the battery materials and electric vehicle supply chains, (iv) have generally similar compensation models, and (v) data availability. Our 2022 Compensation Peer Group includes a cross section of mineral resource, clean energy and specialty chemical companies with a median market capitalization of $1.2 billion and median revenues of $380 million.
The 2022 Compensation Peer Group consists of the following:
AdvanSix Inc.	Kraton Corporation
American Vanguard Corporation	Lithium Americas Corp.
Amyris, Inc.	Livent Corporation
Chase Corporation	Minerals Technologies Inc.
Clean Energy Fuels Corp	Myers Industries, Inc.
Compass Minerals International, Inc.	NovaGold Resources Inc.
Danimer Scientific, Inc.	Rayonier Advanced Materials Inc
FuelCell Energy, Inc.	Seabridge Gold Inc.
FutureFuel Corp.	Tredegar Corporation
Gatos Silver, Inc.	Tronox Holdings plc
Ingevity Corporation	United States Lime & Minerals, Inc.
Koppers Holdings Inc.
It is important to note that this market data is not the sole determinant in setting pay levels for our NEOs. Actual pay levels can be above or below the targeted levels depending on factors such as experience, individual or company performance, tenure, employee potential, unique skills, criticality of the position to the Company and other factors. In general, the Compensation Committee aims to balance general internal and external equity while reserving the right to use discretion to deviate, when necessary and appropriate, to recruit and/or retain employees.

Executive Stock Ownership Guidelines—We believe it is important to directly align the interests of our executives with the interests of our stockholders, and as such, we require our NEOs to own significant amounts of our stock as shown below. The required amounts are set at multiples of base salary. Executives have five years from the time the policy was adopted or, if later, the time they are first hired or promoted into a position at the executive vice president level or above to meet the requirement. All named NEOs are on track to comply with our stock ownership requirements.
The number of shares of Company stock that must be held depends upon the executive officer’s base salary on the date of hire, date of promotion or the Company’s defined measurement date. Our defined measurement date is January 2nd of each year (or if such date is not a trading date, then the next trading date). The number of shares of Company stock an executive officer must hold is based on the following table:
Position	Multiple of Base Salary	Time to Attain (5 Years)
Chief Executive Officer	5x	Met requirement
Chief Operating Officer	3x	Met requirement
Executive Vice Presidents	2x	On track to comply
The following holdings of Company stock, or Company stock equivalents, count toward stock ownership guidelines:
•	shares owned or held directly;
•	shares owned or held indirectly (e.g., by a spouse, minor children or trust);
•	shares held in the Company’s 401(k) plan and any deferred compensation plans; and
•	time-vested restricted stock and restricted stock units.
Performance-based stock awards and stock options (whether vested or unvested) do not count toward stock ownership guidelines.
Until the executive officer holds the requisite number of shares of Company stock, the executive officer may not sell more than 50% of the shares, net of shares sold for tax obligations, acquired from the vesting of stock awards and stock options. However, prior to meeting stock ownership guidelines, an executive officer is permitted to sell, without restriction, shares of Company stock purchased directly or indirectly by the executive officer.
Executive Compensation Decisions (July 1, 2021 – December 31, 2021)
Performance-Based Incentive Compensation
Annual Performance-Based Incentive Compensation—Performance-based annual incentives are designed to motivate and reward our executives for achievements relative to our goals and expectations for each fiscal year. Target annual bonus opportunities are expressed as a percentage of base salary and established according to the NEO’s level of responsibility and ability to impact overall results.
For calendar year 2021, our NEOs had the opportunity to earn a performance-based annual cash bonus with actual payouts depending on the Compensation Committee’s assessment of the Company’s performance. Historically, actual payouts have been based on the performance achievements relative to various KPIs as set by the Board in the first quarter of the calendar year and have included completion of: (i) successful exploration activities; (ii) successful development activities; and (iii) successful corporate activities. However, for calendar year 2021, given that the Compensation Committee was conducting an extensive review and evaluation of the Company’s executive compensation program and considering design changes to its overall structure, annual incentive awards were based on a qualitative assessment of performance results relative to how the NEOs contributed to the execution of our strategic priorities for the year. Material considerations in determining annual cash bonuses for 2021 included the following key achievements:
•
Assembled and integrated a leadership team with mining, specialty-chemicals operations and capital projects experience, supported by a senior leadership team with a focus on driving stockholder value in a responsible way;

•
Increased our estimated mineral resources at our Carolina Lithium Project to 44.2 million metric tons at a grade of 1.08% Li2O, and filed of an initial Technical Report Summary for a Regulation S-K Subpart 1300 (“SK-1300”) compliant Mineral Resource Estimate;

•	Completed an initial SK-1300 compliant Estimation of Ore Reserves for the Carolina Lithium Project of 18.3 million metric tons of Probable Ore Reserves at a grade of 1.10% Li2O;
•	Completed our bankable feasibility study in December 2021 as part of the advancement towards a final investment decision for our Carolina Lithium Project;
•
Submitted our application in August 2021 to the North Carolina Department of Environmental Quality’s Division of Energy, Minerals and Land Resources for a mining permit for the Carolina Lithium Project;

•
Submitted our application in December 2021 to the Department of Energy’s Loan Program Office for debt funding of the Carolina Lithium Project under the Advanced Technology Vehicle Manufacturing Program;

•
Completed an investment in Sayona Mining (ASX: SYA) (“SYA”), including an initial 19.9% equity investment in Sayona Mining and a 25% project interest in Sayona Quebec, which includes the pre-production Authier and Tansim Lithium Projects and an offtake agreement for 50% of production of spodumene concentrate, or 113,000 metric tons per year, produced from the North American Lithium and Authier Projects;

•
Completed the acquisition by Sayona Quebec of the existing North American Lithium mine near Val-d’Or, Quebec in August 2021 and the advancement of plans to restart mining operations in the first half of 2023;

•	Redomiciled from Australia to Delaware in the United States;
•
Completed an initial equity investment to establish an approximately 10% stake in Atlantic Lithium (AIM: ALL) and an earn-in agreement to acquire a 50% equity interest in Atlantic Lithium’s Ghanaian assets, including Atlantic Lithium’s flagship Ewoyaa Project in Cape Coast, Ghana;

•
Entered into an offtake agreement with Atlantic Lithium for 50% of spodumene concentrate production from Atlantic Lithium’s Ghanaian assets on a life-of-mine basis to develop a world-class spodumene resource in Africa;

•
Raised over $120 million in capital, driving critical investments in international resources and valuable strategic acquisitions, including significant economic interests in Sayona Quebec and Atlantic Lithium Limited; and

•	Established the Piedmont Lithium Foundation, which serves as our charitable outreach and giving foundation for our community.

Stock Performance Graph
The cumulative total shareholder return (“TSR”) of the Company’s common stock (Nasdaq: PLL) was 756% for the three years ended December 31, 2021. The Company’s TSR outperformed the Global X Lithium & Battery Tech ETF (“LIT”), the Russell 2000 Index and our 2022 Compensation Peer Group by 543%, 689% and 675%, respectively, during this three-year period.
TSR is calculated as stock price as of December 31, 2021 minus stock price as of December 31, 2018, then divided by the stock price as of December 31, 2018.
The graph below compares the TSR of the Company as compared to LIT, the Russell 2000 Index and our 2022 Compensation Peer Group for the three years ended December 31, 2021. The stock performance shown in the graph is not necessarily indicative of future price performance.

3 Year Stock Performance
December 31, 2018 - December 31, 2021
1400%
1200%
1000%
800%
600%
400%
200%
0%
12/31/2018
12/31/2019
12/31/2020
12/31/2021
PLL
Global X Lithium & Battery Tech ETF
Russell 2000
Peer Group

Our TSR was 101.6% for the year ended December 31, 2021 and was a reflection of the tremendous progress and successful achievements of the Company. Based on these factors, including the achievements in 2021 as discussed above in the Annual Performance-Based Incentive Compensation, the Compensation Committee decided to grant NEOs the following bonuses for the year ended December 31, 2021, which were paid in January 2022:
Executive	Salary ($) A	Target Bonus Percentage B	Percentage of Target Achieved C	Actual Bonus ($) Bonus = A x B x C
Keith Phillips	500,000	75%	173%	650,000
Patrick Brindle	350,000	50%	171%	300,000
David Klanecky	350,000	50%	171%	300,000
Bruce Czachor	350,000	50%	171%	300,000
Michael White	350,000	50%	171%	300,000
Long-Term Performance-Based Incentive Compensation—Long-term equity incentive awards underpin our employment and engagement strategy and are specifically designed to: (i) promote the long-term growth of the Company, (ii) attract and retain high-performing talent, and (iii) provide participants with incentives that are closely linked to the interests of stockholders.
There were no equity awards granted between July 1, 2021 and December 31, 2021 because the Company granted equity awards in May 2021.
Establishing Long-Term Performance Incentives for Senior Executives
Performance-Based Incentive Compensation
Annual Performance-Based Incentive Compensation—For 2022, NEOs have the opportunity to earn a performance-based cash bonus. Actual payouts depend on the achievement of various KPIs established by the

Board. Target annual incentives are expressed as a percentage of base salary and were established based on the NEO’s level of responsibility and their ability to impact overall results. The Compensation Committee also considers market data in setting target annual incentives. Target annual incentives as a percent of salary for 2022 are as follows: Mr. Phillips at 100%, Mr. Brindle at 56%, and Messrs. Czachor and White at 50%.
For 2022, the Compensation Committee has developed KPIs for NEOs for application at the end of 2022.
Long-Term Performance-Based Incentives. For 2022, the Board approved long-term equity incentive awards under the Stock Plan. The Compensation Committee granted the equity awards using a mix of PSUs and stock options.
The PSUs will vest based on continued employment through the vesting dates and satisfaction of various performance conditions 25% each, based on completion of four specific accomplishments that are aligned with long-term shareholder value creation:
•	“NAL Restart Milestone” means the first commercial shipment of spodumene concentrate from the mine gate of the North American Lithium mine.
•
“Ghana DFS Milestone” means the release of a comprehensive announcement of a positive definitive feasibility study of the Ewoyaa Project in accordance with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (the “JORC Code”) or other recognized code.

•	“Carolina Lithium Final Investment Decision Milestone” means a documented decision by the Board authorizing a full notice to proceed with the Carolina Lithium Project.
•	“Plant No. 2 Final Investment Decision Milestone” means a documented decision by the Board authorizing a full notice to proceed with the Plant No. 2 lithium hydroxide plant project.
If not vested, the PSUs will expire on December 31, 2024.
There are two categories of stock options with two vesting schedules:
•
Retention stock option grants subject to continuous employment with the Company through the vesting date. The stock options shall vest on December 31, 2024. The stock options expire on February 28, 2032.

•
Annual stock option grants that will vest ratably over three years with one-third of the options vesting on each of December 31, 2022, 2023 and 2024. These stock options are also contingent upon the continued employment of the NEO through each vesting date. The stock options expire on February 28, 2032.

Stock options provide meaningful incentives for management to execute on long-term financial and strategic growth goals that drive shareholder value. That is because stock options only provide value to the NEOs if the price of the Company’s stock appreciates over time. Specifically, the value of the award depends on the price of the Company’s common stock in the future as compared to the exercise price of the options granted. The exercise price of the stock options under this award was $55.00, which was a 13.8% premium to the 5-day volume weighted average price of the Company’s common stock as of the date of the grant, February 27, 2022. There can be no assurance that any value will be realized.
Other Practices, Policies and Guidelines
No Hedging, Pledging or Short Selling
The Company maintains a trading policy that prohibits any hedging, pledging or short selling (profiting if the market price decreases) of Company securities by any director or employee whose function and responsibilities provide access to material, non-public information about the Company. The trading policy also prohibits such persons from pledging Company securities as collateral in a margin account with a broker-dealer.
Employment Agreements
The key provisions of the employment agreements are set out below for each of our NEOs. None of these employment agreements have termination dates.

Mr. Phillips, our President and Chief Executive Officer, entered into an at-will employment agreement with us on September 22, 2021, which may be terminated for any reason at any time. This agreement was entered into in connection with the Redomiciliation to supersede Mr. Phillips’ prior agreement with Piedmont Lithium Carolinas, Inc. (“Piedmont Carolinas”) and Piedmont Australia, pursuant to which he served as President and Chief Executive Officer. The agreement provided Mr. Phillips a base salary and a discretionary annual bonus with a target bonus amount equal to 75% of base salary, with the ability to earn a maximum amount of up to 200% of the target bonus amount based upon performance criteria determined by the Board or the Compensation Committee. The employment agreement also provides that it is currently contemplated that Mr. Phillips will receive an annual equity-based compensation award having a fair value equal to approximately 125% of base salary. In the event of a termination of employment by the Company without cause or by Mr. Phillips for good reason, not in connection with a change in control, Mr. Phillips is entitled to (i) a lump sum severance payment equal to 24 months of base salary, (ii) 24 months of company-paid COBRA coverage and (iii) full vesting of unvested equity awards (with performance-based awards vesting at the target level of performance). The agreement provides that in the event of a termination of employment by the Company without cause or by Mr. Phillips for good reason within three months prior to or 12 months following a change in control, Mr. Phillips will be entitled to (i) cash severance equal to 2.5 times base salary plus target bonus, (ii) a pro-rata bonus for the year of termination based on the target level performance, (iii) payment of the annual bonus earned for the prior year, to the extent unpaid at the time of termination, (iv) 30 months of Company-paid COBRA coverage, and (v) full vesting of unvested equity awards (with performance-based awards vesting at the target level of performance).
Messrs. Brindle, Klanecky, Czachor and White entered into at-will employment agreements with us in 2021: (i) Mr. White on April 22, 2021; (ii) Mr. Klanecky on June 18, 2021; and (iii) Messrs. Brindle and Czachor on September 22, 2021. These employment agreements may be terminated for any reason at any time. The agreements were entered into in connection with the Redomiciliation.
Messrs. Brindle and Czachor’s agreements provide for a base salary and a discretionary annual bonus with a target bonus amount equal to 50% of base salary, with the ability to earn a maximum amount of up to 200% of the target bonus amount based upon performance criteria determined by the Board or the Compensation Committee. Mr. White’s agreement provides for a base salary and a discretionary annual bonus with a target bonus amount equal to 50% of base salary. The amount actually paid will be based upon whether key performance indicators are achieved. The employment agreements also provide that it is currently contemplated that each executive will receive an annual equity-based compensation award having a fair value equal to approximately 75% of base salary. Each of the employment agreements with such executives provides that in the event of a termination of employment by the Company without cause or by such executive for good reason, not in connection with a change in control, the executive is entitled to (i) a lump sum severance payment equal to 12 months of base salary, (ii) 12 months of company-paid COBRA coverage and (iii) full vesting of unvested equity awards (with performance-based awards vesting at the target level of performance). The agreements provide that in the event of a termination of employment by the Company without cause or by the executive for good reason within 3 months prior to or 24 months following a change in control, the executive will be entitled to (i) cash severance equal to 2.0 times base salary plus target bonus, (ii) a pro-rata bonus for the year of termination based on actual performance, (iii) payment of the annual bonus earned for the prior year, to the extent unpaid at the time of termination, (iv) 24 months of Company-paid COBRA coverage, and (v) full vesting of unvested equity awards (with performance-based awards vesting at the target level of performance).
401(k) Plan and Other Benefits
The NEOs are eligible to participate in employee benefit plans and programs, including medical plans, dental and vision coverage, short-term and long-term disability insurance and term life insurance, to the same extent as the Company’s other full-time employees, subject to the terms and eligibility requirements of those plans. The NEOs have also participated in a 401(k) defined contribution plan, subject to limits imposed by the Internal Revenue Code, to the same extent as the Company’s other full-time employees.
Pension Benefits
We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

Internal Revenue Code Section 162(m)
Under Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, the Company may not deduct, for tax purposes, compensation in excess of $1 million paid to “covered individuals” (as defined in Section 162(m), which includes all of the Executive Officers). Due to the deduction limitation, compensation in excess of $1 million paid to the Executive Officers is not deductible by the Company for federal income tax purposes.
The Compensation Committee will continue to consider tax implications (including the lack of deductibility under Section 162(m)), among other relevant factors, when designing and implementing our executive compensation program. The Compensation Committee will continue to monitor taxation, applicable incentives, standard practice in our industry and other factors and adjust our executive compensation program as needed.
Post-Employment Compensation and Change in Control Payments and Benefits
Pursuant to the terms of the employment agreements, each executive is eligible to receive severance payments and benefits in connection with certain qualifying terminations of employment, as well as enhanced severance payments and benefits if such qualifying terminations of employment occur in connection with a “Change in Control” (as defined in each employment agreement) as described above in the section titled “Employment Agreements.”
CEO Pay Ratio
We determined that the annual total compensation for the full calendar year 2021 of the employee identified at median out of all our employees who were employed as of December 31, 2021, other than our CEO, Mr. Phillips, was $203,386. Mr. Phillips’ annual total compensation for the full calendar year 2021 was $1,745,173, and the pay ratio of Mr. Phillips’ total compensation to the total compensation of the median-compensated employee was 9 to 1. Mr. Phillips’ annual total compensation, for purposes of calculating this pay ratio, differs from what is reported in the Summary Compensation Table, which only reflects the six months ended December 31, 2021 and the fiscal year ended June 30, 2021 and does not reflect annual total compensation for the full calendar year 2021.
To identify the median compensated employee, we used cash compensation consisting of annual base salary, annual bonus and long-term compensation valued as of the grant date. We annualized the base salary for anyone hired during the year.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement for the six months ended December 31, 2021.
This report is provided by the following directors, who serve on the Compensation Committee:
Susan Jones (Chair)
Jeff Armstrong
Jorge Beristain

Summary Compensation Table
The following table presents information regarding the compensation of our NEOs for services rendered during the Stub and fiscal years 2021, 2020 and 2019, which differ from our current executive officers.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Keith Phillips President and Chief Executive Officer	Stub	249,999	—	—	650,000	15,640	915,639
	2021	281,250	327,640	300,068(3)	172,500	63,511	1,144,969
	2020	250,000	81,228	74,266	100,000	41,954	547,448
	2019	250,000	—	—	97,580	38,258	385,838
Patrick Brindle Executive Vice President and Chief Development Officer	Stub	174,999	—	—	300,000	19,256	494,255
	2021	227,500	137,580	126,025(3)	70,900	68,312	630,317
	2020	210,000	73,106	60,341	50,000	8,400	401,847
	2019	192,500	—	—	50,000	43,233	285,733
David Klanecky Former Executive Vice President and Chief Operating Officer	Stub	174,999	—	—	300,000	9,571	484,570
	2021	65,220	1,159,080(4)	126,025	—	3,081	1,353,406
Bruce Czachor Executive Vice President, Chief Legal Officer	Stub	166,666	—	—	300,000	7,354	474,020
	2021	119,967	65,540	342,371	—	4,762	532,640
Michael White Executive Vice President and Chief Financial Officer	Stub	174,999	601,500(4)	—	300,000	22,493	1,098,992
	2021	49,583	137,580	126,025	—	9,571	322,759
(1)
Stock awards and option awards presented in this table are based on their grant dates, which is consistent with SEC requirements. Stock awards in this table include PSUs previously granted as follows: (a) 15,000 to Mr. Phillips on February 4, 2020; and (b) 15,000 to Mr. Brindle on March 19, 2020. The amounts shown represent the aggregate grant date fair value of stock awards and stock options granted in each reported year, computed in accordance with applicable accounting standards. For a discussion of valuation assumptions for the stock awards and stock options, see Note 10—Stock-Based Compensation to the consolidated financial statements included in our Annual Report. The amounts disclosed in this table for PSUs reflect the value of the award assuming the performance goal is attained.

(2)	The amounts shown include Company 401(k) matching contributions, all insurances and health reimbursement arrangements.
(3)	The amounts shown have been updated from those reported in our prior annual proxy statement to correct an administrative error in the grant date fair value previously reported.
(4)	The amounts shown include the value of stock awards granted as a new hire sign-on award.
Grants of Plan-Based Awards
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Keith Phillips	—	—	—
Patrick Brindle	—	—	—
David Klanecky	—	—	—
Bruce Czachor	—	—	—
Michael White	11/19/21	10,000	601,500

Option Exercises and Stock Vested Table
The following table provides information on our NEOs' stock option exercises and vesting of stock awards during the Stub period.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Keith Phillips	30,000	1,405,392	7,500	406,200
Patrick Brindle	45,000	2,386,638	7,500	406,200
David Klanecky	—	—	—	—
Bruce Czachor	—	—	—	—
Michael White	—	—	—	—
Outstanding Equity Awards at Fiscal Year-End Table
The following table summarizes equity awards held by our NEOs as of December 31, 2021. Equity-based awards for our executive officers consist of options outstanding to purchase shares of our common stock and RSUs outstanding that provide the holder the ability to convert each right to a fully paid share of our common stock if vesting conditions are met.
				Option Awards		Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares, Units, or Other Rights That Have Not Vested ($)
Keith Phillips	30,000	—	18.57	07/10/2017	07/10/2022	—	—	—	—
	60,000	—	12.38	02/04/2020	12/31/2022	—	—	—	—
	—	10,786(1)	65.00	05/19/2021	05/19/2031	—	—	—	—
	—	—	—	—	—	5,344(2)	280,346	—	—
	—	—	—	—	—	—	—	7,500(14)	393,450
Patrick Brindle	15,000	—	12.38	03/19/2020	12/31/2022	—	—	—	—
	1,510	3,020(3)	65.00	05/19/2021	05/19/2031	—	—	—	—
	—	—	—	—	—	2,244(4)	117,720	—	—
	—	—	—	—	—	—	—	7,500(14)	393,450
David Klanecky	1,510(5)	3,020	65.00	05/19/2021	05/19/2031	—	—	—	—
	—	—	—	—	—	15,000(6)	786,900	—	—
	—	—	—	—	—	2,244(7)	117,720	—	—
Bruce Czachor	2,000	—	30.94	11/24/2020	11/05/2023	—	—	—	—
	8,000	10,000(8)	30.94	12/09/2020	12/31/2023	—	—	—	—
	719	1,438(9)	65.00	05/19/2021	05/19/2031	—	—	—	—
	—	—	—	—	—	1,069(10)	56,079	—	—
Michael White	1,510	3,020(11)	65.00	05/19/2021	05/19/2031	—	—	—	—
	—	—	—	—	—	2,244(12)	117,720	—	—
	—	—	—	—	—	10,000(13)	524,600	—	—

(1)
Subject to Mr. Phillips’ continuous service with the Company and stockholder approval these shares vest as follows: 3,595 on December 31, 2021; 3,595 on December 31, 2022; and 3,596 on December 31, 2023.

(2)	Subject to Mr. Phillips’ continuous service with the Company and stockholder approval these shares vest one-third on each of December 31, 2021, 2022 and 2023.
(3)	Subject to Mr. Brindle’s continuous service with the Company these shares vest one-half on each of December 31, 2022 and 2023.
(4)	Subject to Mr. Brindle’s continuous service with the Company these shares vest one-third on each of December 31, 2021, 2022 and 2023.
(5)	At the time Mr. Klanecky resigned from his executive officer position, effective March 15, 2022, Mr. Klanecky forfeited the remaining 3,020 unexercised and unexercisable options.
(6)	At the time Mr. Klanecky resigned from his executive officer position, effective March 15, 2022, Mr. Klanecky forfeited the unvested 15,000 RSUs.
(7)	At the time Mr. Klanecky resigned from his executive officer position, effective March 15, 2022, Mr. Klanecky forfeited the remaining unvested 1,496 RSUs.
(8)	Subject to Mr. Czachor’s continuous service with the Company these shares vest on December 9, 2022.
(9)	Subject to Mr. Czachor’s continuous service with the Company these shares vest one-half on each of December 31, 2022 and 2023..
(10)	Subject to Mr. Czachor’s continuous service with the Company these shares vest one-third on each of December 31, 2021, 2022 and 2023.
(11)	Subject to Mr. White’s continuous service with the Company these shares vest one-half on each of December 31, 2022 and 2023.
(12)	Subject to Mr. White’s continuous service with the Company these shares vest one-third on each of December 31, 2021, 2022 and 2023.
(13)	Subject to Mr. White’s continuous service with the Company these shares vest one-third on each of December 31, 2021, May 10, 2023 and 2024.
(14)	Subject to continuous service with the Company, these awards vest upon satisfaction of a construction milestone.
Potential Payments upon Termination or Change in Control
The following table sets forth potential payments payable to our NEOs upon termination of employment. The amounts include compensation payable upon termination without cause, resignation for good reason (together with a termination without cause a “covered termination”), termination following a change in control, and termination in the event of disability or death. None of the NEOs are entitled to any additional payments upon termination with cause or due to the NEO’s death, disability or resignation without good reason, except that Mr. Phillips is entitled to continued vesting of some outstanding and unvested stock options if his employment terminates due to “retirement,” which is defined as his voluntary separation from employment after attaining the age of 63. Mr. Phillips had not attained the age of 63 as of December 31, 2021 and thus would have been entitled to such continued vesting had he retired on that date. The effect of a NEO’s termination of employment is described above in the section titled “Employment Agreements.” The amounts shown in the table below assume the stock options and stock awards are valued at their last intrinsic value in the period ending December 31, 2021 and that termination of employment was effective December 31, 2021, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of such NEO’s separation from the Company. The amounts shown in the table do not include accrued vacation, vested amounts payable under the Company’s 401(k) plan, any accrued but unpaid bonus or base salary, benefits under the Company’s disability benefit program or life insurance policies, or potential compensation recognized upon exercise of vested options as disclosed in the Outstanding Equity Awards table above.
Name	Benefit	Covered Termination ($)	Change in Control with No Covered Termination ($)	Change in Control and Covered Termination ($)
Keith Phillips	Cash Severance	1,000,000	—	2,187,500
	Target bonus	—	—	666,667
	Health care premiums	21,877	—	21,877
	Equity vesting acceleration	1,597,065	—	1,597,065
Patrick Brindle	Cash Severance	350,000	—	1,050,000
	Target bonus	—	—	175,000
	Health care premiums	30,721	—	30,721
	Equity vesting acceleration	471,930	—	471,930

Name	Benefit	Covered Termination ($)	Change in Control with No Covered Termination ($)	Change in Control and Covered Termination ($)
David Klanecky(1)	Cash Severance	350,000	—	1,050,000
	Target bonus	—	—	175,000
	Health care premiums	3,822	—	3,822
	Equity vesting acceleration	865,380	—	865,380
Bruce Czachor	Cash Severance	350,000	—	1,050,000
	Target bonus	—	—	175,000
	Health care premiums	960	—	960
	Equity vesting acceleration	252,604	—	252,604
Michael White	Cash Severance	350,000	—	1,050,000
	Target bonus	—	—	175,000
	Health care premiums	30,721	—	30,721
	Equity vesting acceleration	428,231	—	428,231
(1)
As noted above, Mr. Klanecky resigned from his executive officer position, effective as of March 15, 2022. He did not receive any severance compensation in connection with his resignation. He did enter into a consulting agreement pursuant to which he has agreed to act as a consultant to the Company through March 20, 2023. In connection with his performance of consulting services, Mr. Klanecky will be entitled to receive 5,000 restricted stock units vesting quarterly through March 15, 2023.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK
Security Ownership of Certain Beneficial Owners and Management
As of March 31, 2022, we had 17,929,526 shares of our common stock outstanding. Based on information known to us as of March 31, 2022, 13,007,382 of shares of our common stock were being held in the U.S. by 247 holders of record and 4,922,144 shares of our common stock were being held in Australia in the form of Chess Depository Interests by 17,197 holders of record. Unless otherwise noted, the mailing address of each listed beneficial owner is c/o Piedmont Lithium Inc., 42 East Catawba Street, Belmont, North Carolina 28012. The Company is not controlled by another corporation, by any foreign government or by any natural or legal persons except as set forth herein, and there are no arrangements known to the Company which would result in a change in control of the Company at a subsequent date.
The following table lists as of March 31, 2022 (unless indicated otherwise below), the number of shares of our common stock beneficially owned by each of our directors and director nominees, our named executive officers and executive officers and directors, as a group. As of March 31, 2022, we were not aware of any stockholder who beneficially owned more than 5% of any class of our securities. Beneficial ownership is calculated based on 17,929,526 shares outstanding as of March 31, 2022 and amounts representing less than 1% are denoted with an asterisk (*). To the best of our knowledge, the Company does not have any 5% shareholders as of the date hereof. Unless otherwise indicated, each person has sole voting and investment power (or shares such power with his or her spouse, as applicable) with respect to the shares set forth in the following table.
	Shares Beneficially Owned(1)
	Number	Percent
Executive Officers and Directors:
Keith Phillips(2)	180,739	1.0%
Patrick Brindle(3)	45,235	*
Bruce Czachor(4)	20,344	*
Michael White(5)	3,847	*
David Klanecky(6)	1,833	*
Jeff Armstrong	28,098	*
Jorge Beristain	30,859	*
Susan Jones	4,399	*
Claude Demby	399	*
Executive officers and directors as a group (8 persons)(7)	313,920	1.75%
(1)
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of March 31, 2022, and restricted stock units and performance rights that are scheduled to settle within 60 days of March 31, 2022. Shares of our common stock, subject to options currently exercisable or exercisable within 60 days of March 31, 2022, and restricted stock units and performance rights that are scheduled to settle within 60 days of March 31, 2022, are deemed to be outstanding for computing the percentage ownership of the person holding these options, restricted stock units and/or performance rights and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

(2)	Includes options to purchase 93,595 shares (60,000 exercisable at $12.38; 30,000 exercisable at $18.57; and 3,595 exercisable at $65.00).
(3)	Includes options to purchase 16,510 shares (15,000 exercisable at $12.38; and 1,510 exercisable at $65.00).
(4)	Includes options to purchase 10,719 shares (10,000 exercisable at $30.94; and 719 exercisable at $65.00).
(5)	Includes options to purchase 1,510 shares (exercisable at $65.00).
(6)
Includes options to purchase 1,510 shares (exercisable at $65.00). Mr. Klanecky resigned from his executive officer position, effective as of March 15, 2022. Mr. Klanecky’s holdings are excluded from the calculation of executive officers and directors as a group.

(7)	Includes options listed above in footnotes 2, 3, 4 and 5.

Securities Authorized for Issuance Under Equity Compensation Plans
The table below sets forth information with respect to compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2021.
Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by security holders	353,781	24.34	2,702,507
Equity compensation plans not approved by security holders	—	—	—
Total	353,781	24.34	2,702,507
(1)	Reflects the stock options and restricted stock units granted under the Piedmont Lithium Inc. Stock Incentive Plan.
(2)
Taking into account all outstanding awards included in this table, the weighted-average exercise price of such stock options is $24.34 and the weighted-average term-to-expiration is 1.51 years. This amount does not include the exercise price of outstanding warrants, which have no exercise price.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than as disclosed below, since the start of fiscal 2021, other than employment and compensation matters described above under “Executive Compensation,” there have been no transactions or loans between us and:
(a)	enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, us;
(b)	associates, meaning unconsolidated enterprises in which we have a significant influence or which have significant influence over us;
(c)	individuals owning, directly or indirectly, an interest in the voting power of us that gives them significant influence over us, and close members of any such individual’s family;
(d)
key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of ours, including directors and senior management of us and close members of such individuals’ families; and

(e)
enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described above in (c) or (d) or over which such a person is able to exercise significant influence, including enterprises owned by directors or major stockholders of us and enterprises that have a member of key management in common with us.

Related Party Transactions
Ledger Holdings Group, a consulting company associated with Mr. Levi Mochkin, was paid $91,667 during 2021 for the provision of services in relation to business development activities (such fees have been included in Mr. Mochkin’s compensation as disclosed above). Mr. Mochkin resigned from the Board in June 2021.
Related Party Transaction Policy
We have adopted a written related party transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of interested transactions. For purposes of our policy, an interested transaction is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved exceeds or is expected to exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years (including any periodic payments or installments due on or after the beginning of the Company’s last completed fiscal year and, in the case of indebtedness, the largest amount expected to be outstanding and the amount of annual interest thereon), (2) the Company or any of its subsidiaries is a participant and (3) any related person has or will have a direct or indirect interest. A related person is any (1) person who is or was (since the beginning of the Company’s last completed fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (2) greater than 5% beneficial owner of the Company’s common stock or (3) immediate family member of any of the foregoing. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed to have standing pre-approval by the Audit Committee but may be specifically reviewed if appropriate in light of the facts and circumstances.
Under the policy, if a transaction has been identified as an interested transaction, our management must present information regarding the interested transaction to our Audit Committee for review, consideration and approval or ratification. We will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential interested transaction and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our directors, officers and employees have an affirmative responsibility to disclose any transaction or relationship that gives rise to an actual or potential conflict of interest. In considering interested transactions, our Audit Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

The related party transactions described above were consummated prior to our adoption of the formal, written policy and, accordingly, the foregoing policies and procedures were not followed with respect to these transactions. However, we believe that the transactions described above were on normal commercial terms and the conditions no more favorable than those available to other non-related parties.

PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, the stockholders will vote to elect the two Class II director nominees named in this Proxy Statement to serve until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Our Board has unanimously nominated each of Messrs. Jorge Beristain and Claude Demby for election to our Board. The director nominees have indicated that they are willing and able to serve as directors. However, if any of the director nominees becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.
As indicated in the Proxy Statement, ASX has granted a waiver from Listing Rule 14.2.1 to permit the Company not to provide an option for stockholders and CDI holders to vote against an item to elect a Director. Stockholders and CDI holders may vote “For” or “Withhold” on Proposal 1. For biographical and other information regarding our director nominees, including the primary skills and experiences considered by our Nominating and Corporate Governance Committee and the Board in determining to recommend them as nominees, please see the section titled “Information Regarding Director Nominees and Continuing Directors” above.
Board Recommendation
The Board recommends a vote “FOR” the election of each of the Class II director nominees set forth above.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR
Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2022. In this Proposal 2, we are asking stockholders to vote to ratify this appointment. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from stockholders.
Stockholder ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm is not required by law or our amended and restated bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the committee will reconsider its selection. Even if the selection is ratified, the committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Deloitte has served as our independent registered public accounting firm beginning June 9, 2021, for fiscal year 2021 and including the transition period for the six-months ended December 31, 2021. Deloitte Touche Tohmatsu served as our independent registered public accounting firm for fiscal year 2020 and for fiscal year 2021 until June 9, 2021. The following table summarizes the fees for professional services rendered by Deloitte for fiscal year 2021 and by Deloitte Touche Tohmatsu for fiscal years 2021 and 2020. All services associated with such fees were pre-approved by the Board prior to our listing on Nasdaq and by the Audit Committee, in accordance with the “Pre-Approval Policies and Procedures” described below, after our listing on Nasdaq.
	Six Months Ended December 31, 2021	Fiscal 2021		Fiscal 2020
Fee Category	Deloitte	Deloitte	Deloitte Touche Tohmatsu	Deloitte Touche Tohmatsu
Audit Fees(1)	$457,109	$100,000	$462,627	$222,738
Audit-Related Fees	—	—	—	—
Tax Fees	—	—	—	—
All Other Fees	—	—	—	—
Total Fees	$457,109	$100,000	$462,627	$222,738
(1)
Total fees billed by Deloitte for professional services related to the audit of our consolidated financial statements for fiscal years ended June 30, 2021 and 2020; and for the six months ended December 31, 2021.

Pre-Approval Policies and Procedures
Our Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. Pre-approval of an audit or non-audit service may be given as a general pre-approval, as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm, or on an individual basis. Any proposed services exceeding general pre-approved levels also require specific pre-approval by our Audit Committee.
Recent Changes in Independent Registered Public Accounting Firm
Dismissal of Deloitte Touche Tohmatsu
As previously reported on the Current Report on Form 8-K filed with the SEC on June 9, 2021, in connection with the Redomiciliation, the Audit Committee, on June 9, 2021 dismissed Deloitte Touche Tohmatsu as the Company’s independent registered public accounting firm, effective as of that date. Deloitte Touche Tohmatsu’s audit report on the Company’s consolidated financial statements as of and for the years ended June 30, 2019 and 2020 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended June 30, 2019 and 2020 and the subsequent interim period through June 9, 2021, there were no (i) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with Deloitte Touche Tohmatsu on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte Touche Tohmatsu, would have caused Deloitte

Touche Tohmatsu to make reference to the subject matter of the disagreements in connection with its reports; or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.
Appointment of Deloitte & Touche LLP
The Audit Committee, on and effective as of June 9, 2021, appointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2021. Deloitte was also retained to audit the transition period for the six months ended December 31, 2021. During the Company’s fiscal year ended June 30, 2021, and the subsequent transition period through December 31, 2021, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
Report of the Audit Committee
The Audit Committee has reviewed and discussed the audited financial statements for the year ended June 30, 2021 and the transition period for the six months ended December 31, 2021 with the Company’s management and with Deloitte. The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Deloitte pursuant to applicable PCAOB requirements regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte its independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 and the Company’s Transition Report on Form 10-KT for the six months ended December 31, 2021 for filing with the SEC.
This report is provided by the following directors, who serve on the Audit Committee:
Jorge Beristain (Chair)
Jeff Armstrong
Claude Demby
Board Recommendation
The Board recommends a vote “FOR” the ratification of the appointment of Deloitte to serve as our independent auditor.

PROPOSAL 3: APPROVAL OF, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS
Background
Section 14A of the Securities Exchange Act of 1934, as amended, requires that stockholders have the opportunity to cast an advisory (non-binding) vote to approve the compensation of our named executive officers (the “say-on-pay vote”).
The say-on-pay vote is a non-binding vote on the compensation of our “named executive officers,” as described in the “Compensation Discussion and Analysis” section below, the tabular disclosure regarding such compensation and the accompanying narrative disclosure, set forth in this Proxy Statement. The say-on-pay vote is not a vote on our general compensation policies (including as they relate to risk management), compensation of our Board, or our pay ratio.
Our philosophy in setting policies for executive compensation is to ensure our compensation program is strongly aligned with stockholder interests, reflects market-best practices, continues to support our long-term business objectives and supports talent retention. The “Compensation Discussion and Analysis” section starting on page 20 provides a more detailed discussion of our executive compensation program and our compensation approach.
The vote under this Proposal 3 is advisory and therefore not binding on us, the Board or our Compensation Committee. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against this proposal, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns. We are required to hold the say-on-pay vote at least once every three years, and we have determined to hold a say-on-pay vote every year. Unless the Board modifies its policy on the frequency of holding say-on-pay advisory votes, the next say-on-pay vote will occur in 2023.
Board Recommendation
The Board recommends a vote “FOR” the approval of, on an advisory basis, the compensation of our named executive officers.

PROPOSAL 4: APPROVAL OF, ON AN ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background
Section 14A of the Securities Exchange Act of 1934, as amended, requires that stockholders have the opportunity to cast an advisory (non-binding) vote on whether future say-on-pay votes, such as the one in Proposal 3 above, should occur every one year, every two years or every three years (the “say-on-frequency vote”). The say-on-frequency vote is advisory in nature and must be held at least once every six years, although we may seek stockholder input more frequently. Unless the Board modifies its policy on the frequency of say-on-frequency votes, the next say-on-frequency vote will occur in 2028.
Because it is possible that no option will receive the majority of the voting power, the frequency period that receives the most votes (every one, two or three years) will be deemed to be the recommendation of the stockholders. However, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold a say-on-pay vote more or less frequently than the option selected by our stockholders. The Board will, however, consider the outcome of this vote when considering the frequency of future say-on-pay votes.
Board Recommendation
The Board believes that it is best practice to hold a say-on-pay vote every year. Therefore, the Board recommends stockholders vote to hold the say-on-pay vote every “1 YEAR.” Stockholders are not voting, however, to approve or disapprove of this particular recommendation. The proxy card provides for four choices and stockholders are entitled to vote on whether the advisory vote on executive compensation should be held every 1 year, 2 years or 3 years, or to abstain from voting.

PROPOSAL 5: APPROVAL OF THE GRANT OF STOCK OPTIONS TO MR. KEITH PHILLIPS
Proposal 5 seeks stockholder approval in accordance with ASX Listing Rule 10.14 for the grant of up to 58,950 stock options to Mr. Keith Phillips as a director under the Company’s Stock Plan.
The Board passed a resolution on February 27, 2022 to grant the stock options to Mr. Keith Phillips, subject to stockholder approval. The Board considers that this grant of stock options to Mr. Keith Phillips would be a cost effective and efficient reward for the Company to make to appropriately incentivize his continued performance and is consistent with the strategic goals and targets of the Company.
Refer to Schedule 1 for a summary of the terms and conditions of the Stock Plan and Schedule 2 for a summary of the terms and conditions of the stock options.
The stock options have been granted, subject to stockholder approval, to Mr. Phillips with an exercise price of $55.00 and an expiry date of February 28, 2032. The vesting criteria for the stock options are as follows:
a.
22,674 of the 58,950 stock options shall vest one-third of the number of shares on each of December 31, 2022, December 31, 2023, and December 31, 2024 subject to Mr. Phillips’ continuous service with the Company; and

b.
the remaining 36,276 stock options vest on December 31, 2024, subject to Mr. Phillips’ continued employment on the vesting date. If Mr. Phillips’ continuous service terminates prior to the vesting date as a result of his retirement, the options shall continue to vest pursuant to their terms and shall not be subject to forfeiture upon retirement.

ASX Listing Rule 10.14
ASX Listing Rule 10.14 provides that a listed company must not permit any of the following persons (including related parties) to acquire equity securities under an employee incentive scheme unless it obtains the approval of its stockholders in accordance with applicable ASX Listing Rules:
(1)	a director of the company (ASX Listing Rule 10.14.1);
(2)	an associate of a director of the company (ASX Listing Rule 10.14.2); or
(3)
a person whose relationship with the company or a person referred to in ASX Listing Rule 10.14.1 or 10.14.2 is such that, in ASX’s opinion, the acquisition should be approved by its shareholders (ASX Listing Rule 10.14.3).

The issuance of stock options to Mr. Phillips falls within 10.14.1 above and, therefore, requires the affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting under ASX Listing Rule 10.14.
If Proposal 5 is passed, the Company will be able to proceed with the issuance of stock options to Mr. Phillips. Approval pursuant to ASX Listing Rule 7.1 (i.e., a separate rule that requires approval of certain changes in capital and new issuance) will not be required as approval is being obtained under ASX Listing Rule 10.14 (Exception 14 under ASX Listing Rule 7.2). Accordingly, the issuance of stock options will not be included in the Company’s 15% limit on issuing equity securities without stockholder approval under ASX Listing Rule 7.1.
If Proposal 5 is not passed, the Company will not be able to proceed with the issuance of stock options to Mr. Phillips. The Company will need to find alternative measures to appropriately incentivize his performance.
Specific Information Required by ASX Listing Rule 10.15
The following information is provided as required by ASX Listing Rule 10.15:
(1)	The stock options will be granted to Mr. Phillips.
(2)	Mr. Phillips falls within ASX Listing Rule 10.14.1 – Mr. Phillips is a related party of the Company because he is a director.
(3)	The maximum number of stock options that may be issued to Mr. Phillips is 58,950.

(4)
Details of the current remuneration package for Mr. Phillips for the six months ending December 31, 2021 (the “Stub”) are summarized above under the section titled “Executive Compensation Decisions (July 1, 2021 – December 31, 2021)” on page 24, for the fiscal year 2022 is summarized above under the section titled “Executive Compensation Decisions – Compensation Highlights – Setting Compensation for 2022” on page 21 and an overall summary table for the Stub and the fiscal years 2021, 2020 and 2019 is in the above section titled “Summary Compensation Table” on page 30.

(5)
The Board passed a resolution on February 27, 2022 to grant the stock options to Mr. Phillips, subject to stockholder approval. The Board approved a $55.00 exercise price for these options, based on a 5-day volume-weighted average price (“VWAP”) of the Company’s stock price of $48.32 as of February 25, 2022. The material terms of 22,674 of the 58,950 stock options are:

a.
the stock options have an exercise price of $55.00 and an expiry date of February 28, 2032. The stock options have been granted, subject to stockholder approval, to Mr. Phillips with an exercise price of $55.00 and an expiry date of February 28, 2032;

b.	subject to Mr. Phillips’ continuous service with the Company, the stock options shall vest one-third of the number of shares on each of December 31, 2022, December 31, 2023, and December 31, 2024;
c.	the stock options are subject to the terms and conditions set forth in Schedules 1 and 2; and
d.
the Company proposes to issue the 22,674 stock options to Mr. Keith Phillips as part of his incentive arrangements. The Company considers the issuance of stock options to be a cost effective way to provide tangible incentives to Mr. Phillips, and it assists to align the interests of stockholders and directors.

(6)
The Board passed a resolution on February 27, 2022 to grant the stock options to Mr. Keith Phillips, subject to stockholder approval. Assuming all of the 22,674 stock options are exercised, the stock options have a value of $487,340, based on a stock price of $48.32 (i.e., a five-day weighted average of the stock price ending on February 25, 2022). The table below shows the value of the 22,674 stock options as of February 25, 2022 under different vesting scenarios based on a Black Scholes valuation assuming a risk-free rate of 1.1%-1.7% and an estimated volatility rate of 50%.

No. of stock options vested	25%	50%	75%	100%
Value of stock options	$121,835	$243,670	$365,505	$487,340
(7)
The Board passed a resolution on February 27, 2022 to grant the stock options to Mr. Phillips, subject to stockholder approval. The Board approved a $55.00 exercise for these options based on a 5-day VWAP of the Company’s stock price of $48.32 as of February 25, 2022. The material terms of the remaining 36,276 stock options are:

a.
the stock options have an exercise price of $55.00 and an expiry date of February 28, 2032. The stock options have been granted, subject to stockholder approval, to Mr. Phillips with an exercise price of $55.00 and an expiry date of February 28, 2032;

b.
subject to Mr. Phillips’ continuous service with the Company, the stock options cliff-vest on December 31, 2024, subject to Mr. Phillips’ continued employment on the vesting date. If Mr. Phillips’ continuous service terminates prior to the final vesting date as a result of his retirement after turning 63 years of age, the options shall continue to vest pursuant to their terms and shall not be subject to forfeiture upon retirement;

c.	the stock options are subject to the terms and conditions set forth in Schedules 1 and 2; and
d.
the Company proposes to issue the 36,276 stock options to Mr. Keith Phillips as part of his incentive arrangements. The Company considers the issuance of stock options to be a cost effective way to provide tangible incentives to Mr. Phillips, and it assists to align the interests of stockholders and directors.

(8)	Since the Stock Plan’s adoption, the Company has previously granted the following securities to Mr. Keith Phillips under the Company’s Stock Plan:
Type of Security	Number of Shares	Exercise Price
Options	60,000(1)	$18.75
Options	60,000(2)	$12.38
Options	10,786(3)	$65.00
PSU	7,500(4)	N/A
PSU	7,500(5)	N/A
RSU	5,344(6)	N/A
(1)	As of the filing of this Proxy Statement, all shares have vested and 30,000 of these shares have been exercised.
(2)	These shares have vested.
(3)	Subject to Mr. Phillips’ continuous service with the Company these shares vest as follows: 3,595 on December 31, 2021; 3,595 on December 31, 2022; and 3,596 on December 31, 2023.
(4)	These shares have been awarded and vested.
(5)	These shares have not vested and expire on December 31, 2022.
(6)	Subject to Mr. Phillips’ continuous service with the Company these shares vest one-third on each of December 31, 2021, December 31, 2022, and December 31, 2023.
(9)
The Board passed a resolution on February 27, 2022 to grant the stock options to Mr. Keith Phillips, subject to stockholder approval. Assuming all of the 36,276 stock options are exercised, the stock options have a value of $820,570, based on a stock price of $48.32 (i.e., a five-day weighted average of the stock price ending on February 25, 2022). The table below shows the value of the stock options under different vesting scenarios:

No. of Stock Options Vested	25%	50%	75%	100%
Value of stock options	$205,142	$410,285	$615,428	$820,570
(10)	The Company will grant the stock options to Mr. Keith Phillips as soon as reasonably practicable after the Annual Meeting, and in any event within three years after the Annual Meeting.
(11)	The stock options will be granted for zero cash consideration; accordingly, no funds will be raised.
(12)	The Company has established the Stock Plan, which may be inspected at the registered office of the Company during normal business hours. A summary of the Stock Plan is set out in Schedule 1.
(13)	No loan is made in relation to the issuance of the stock options to Mr. Phillips.
(14)
Details of any securities issued under the Stock Plan will be published in each annual report relating to a period in which securities have been issued under the Stock Plan, with a statement that approval for the issuance of the securities was obtained under ASX Listing Rule 10.14.

(15)
Any additional persons (to whom ASX Listing Rule 10.14 applies) who become entitled to participate in the Stock Plan after approval of Proposal 5 and who are not named in this Proxy Statement, will not participate until approval is obtained under ASX Listing Rule 10.14.

(16)	A voting exclusion statement in relation to Proposal 5 is included in the Proxy Statement.
Board Recommendation
The Board (excluding Mr. Phillips) recommends a vote “FOR” the proposal to approve the grant of up to 58,950 stock options to Mr. Phillips.

PROPOSAL 6: APPROVAL OF THE GRANT OF PERFORMANCE STOCK UNITS TO MR. KEITH PHILLIPS
Proposal 6 seeks stockholder approval in accordance with ASX Listing Rule 10.14 for the grant of performance stock units (“PSUs”) to Mr. Keith Phillips under the Company’s Stock Plan. The Company is proposing to issue up to 10,348 PSUs to Mr. Phillips.
The Board passed a resolution on February 27, 2022 to grant the PSUs to Mr. Keith Phillips, subject to stockholder approval. The Board considers that the grant of PSUs would be a cost effective and efficient reward for the Company to make to appropriately incentivize Mr. Phillips’ continued performance and is consistent with the strategic goals and targets of the Company.
Refer to Schedule 1 for a summary of the Stock Plan and Schedule 3 for a summary of the PSUs. The PSUs are on the same terms and conditions as the RSUs, other than in respect of the various performance conditions described below that need to be satisfied prior to vesting. The Board based their approval of these PSUs based on a 5-day VWAP of the Company’s stock price of $48.32 as of February 25, 2022, pursuant to resolutions adopted on February 27, 2022.
The PSUs vest, subject to continued employment through the vesting dates and satisfaction of various performance conditions, as follows: the PSUs will expire in three years on December 31, 2024 and will vest 25% each based on completion of four specific accomplishments that are aligned with long-term shareholder value creation:
(1)	“NAL Restart Milestone” means the first commercial shipment of spodumene concentrate from the mine gate of the North American Lithium mine.
(2)
“Ghana DFS Milestone” means the release of a comprehensive announcement of a positive definitive feasibility study of the Ewoyaa Project in accordance with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (the “JORC Code”) or other recognized code.

(3)	“Carolina Lithium Final Investment Decision Milestone” means a documented decision by the Board authorizing a full notice to proceed with the Carolina Lithium Project.
(4)	“Plant No. 2 Final Investment Decision Milestone” means a documented decision by the Board authorizing a full notice to proceed with the Plant No. 2 lithium hydroxide plant project.
ASX Listing Rule 10.14
ASX Listing Rule 10.14 provides that a listed company must not permit any of the following persons (including related parties) to acquire equity securities under an employee incentive scheme unless it obtains the approval of its stockholders in accordance with applicable ASX Listing Rules:
(1)	a director of the company (ASX Listing Rule 10.14.1);
(2)	an associate of a director of the company (ASX Listing Rule 10.14.2); or
(3)
a person whose relationship with the company or a person referred to in ASX Listing Rule 10.14.1 or 10.14.2 is such that, in ASX’s opinion, the acquisition should be approved by its shareholders (ASX Listing Rule 10.14.3).

The issuance of PSUs to Mr. Phillips falls within 10.14.1 above and therefore requires the affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting under ASX Listing Rule 10.14.
If Proposal 6 is passed, the Company will be able to proceed with the issuance of PSUs to Mr. Phillips. Approval pursuant to ASX Listing Rule 7.1 (i.e., a separate rule that requires approval of certain changes in capital and new issuance) will not be required as approval is being obtained under ASX Listing Rule 10.14 (Exception 14 under ASX Listing Rule 7.2). Accordingly, the issuance of PSUs will not be included in the Company’s 15% limit on issuing equity securities without stockholder approval under ASX Listing Rule 7.1.
If Proposal 6 is not passed, the Company will not be able to proceed with the issuance of PSUs to Mr. Phillips and the Company will need to find alternative measures to appropriately incentivize his performance.

Specific information required by ASX Listing Rule 10.15
The following information is provided as required by ASX Listing Rule 10.15:
(1)	The PSUs will be granted to Mr. Phillips.
(2)	Mr. Phillips falls within ASX Listing Rule 10.14.1 – Mr. Phillips is a related party of the Company because he is a director of the Company.
(3)	The maximum number of PSUs that may be issued to Mr. Phillips is 10,348.
(4)
Details of the current remuneration package for Mr. Phillips for the six months ending December 31, 2021 (the “Stub”) are summarized above under the section titled “Executive Compensation Decisions (July 1, 2021 – December 31, 2021)” on page 24, for the fiscal year 2022 is summarized above under the section titled “Executive Compensation Decisions – Compensation Highlights – Setting Compensation for 2022” on page 21 and an overall summary table for the Stub and the fiscal years 2021, 2020 and 2019 is in the above section titled “Summary Compensation Table” on page 30.

(5)	Since the Stock Plan’s adoption, the Company has previously granted the following securities to Mr. Keith Phillips under the Company’s Stock Plan:
Type of Security	Number of Shares	Exercise Price
Options	60,000(1)	$18.75
Options	60,000(2)	$12.38
Options	10,786(3)	$65.00
PSU	7,500(4)	N/A
PSU	7,500(5)	N/A
RSU	5,344(6)	N/A
(1)	As of the filing of this Proxy Statement, all shares have vested and 30,000 of these shares have been exercised.
(2)	These shares have vested.
(3)	Subject to Mr. Phillips’ continuous service with the Company these shares vest as follows: 3,595 on December 31, 2021; 3,595 on December 31, 2022; and 3,596 on December 31, 2023.
(4)	These shares have been awarded and vested.
(5)	These shares have not vested and expire on December 31, 2022.
(6)	Subject to Mr. Phillips’ continuous service with the Company these shares vest one-third on each of December 31, 2021, December 31, 2022, and December 31, 2023.
(6)
The material terms of the PSUs are (i) continued employment through the vesting dates and (ii) satisfaction of various performance conditions, as follows: the PSUs will expire in three years on December 31, 2024 and will vest 25% each based on completion of four specific accomplishments that are aligned with long-term shareholder value creation:

•	“NAL Restart Milestone” means the first commercial shipment of spodumene concentrate from the mine gate of the North American Lithium mine.
•
“Ghana DFS Milestone” means the release of a comprehensive announcement of a positive definitive feasibility study of the Ewoyaa Project in accordance with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (the “JORC Code”) or other recognized code.

•	“Carolina Lithium Final Investment Decision Milestone” means a documented decision by the Board authorizing a full notice to proceed with the Carolina Lithium Project.
•	“Plant No. 2 Final Investment Decision Milestone” means a documented decision by the Board authorizing a full notice to proceed with the Plant No. 2 lithium hydroxide plant project.
A summary of the PSU terms and conditions is set out in Schedule 3. The PSUs are on the same terms and conditions as the RSUs, other than in respect of the various performance conditions described above that need to be satisfied prior to vesting.

(7)
The Company proposes to issue the PSUs to Mr. Phillips as part of his incentive arrangement. The Company considers the issuance of PSUs to be a cost effective way to provide tangible incentives to Mr. Phillips, and it assists to align the interests of stockholders and directors.

(8)
The Board passed a resolution on February 27, 2022 to grant the PSUs to Mr. Keith Phillips, subject to stockholder approval. Based on a stock price of $48.32 (i.e., a five-day weighted average of the stock price ending on February 25, 2022), the table below shows the value of the PSUs under different vesting scenarios:

No. of Stock Options Vested	25%	50%	75%	100%
Value of stock options	$125,004	$250,008	$375,012	$500,016
(9)	The Company will issue the PSUs to Mr. Phillips as soon as reasonably practicable after the Annual Meeting, and in any event within three years after the Annual Meeting.
(10)	The PSUs will be granted for zero cash consideration; accordingly, no funds will be raised.
(11)	The Company has established the Stock Plan, which may be inspected at the registered office of the Company during normal business hours. A summary of the Stock Plan is set out in Schedule 1.
(12)	No loan is made in relation to the issuance of the PSUs to Mr. Phillips.
(13)
Details of any securities issued under the Stock Plan will be published in each annual report relating to a period in which securities have been issued under the Stock Plan, with a statement that approval for the issuance of the securities was obtained under ASX Listing Rule 10.14.

(14)
Any additional persons (to whom ASX Listing Rule 10.14 applies) who become entitled to participate in the Stock Plan after approval of Proposal 6 and who are not named in this Proxy Statement, will not participate until approval is obtained under ASX Listing Rule 10.14.

(15)	A voting exclusion statement in relation to Proposal 6 is included in the Proxy Statement.
Board Recommendation
The Board (excluding Mr. Phillips) recommends a vote “FOR” the proposal to approve the grant of up to 10,348 PSUs to Mr. Phillips.

PROPOSALS 7-10: APPROVAL OF THE GRANTS OF RESTRICTED STOCK UNITS TO NON-EXECUTIVE DIRECTORS
Proposals 7-10 seek stockholder approval in accordance with ASX Listing Rule 10.14 for the grants of restricted stock units (“RSUs”) to the non-executive directors of the Company under the Company’s Stock Plan.
The Board passed a resolution on February 27, 2022 to grant the RSUs to the non-executive directors, subject to stockholder approval. The Board considers that this grant of RSUs to non-executive directors would be a cost effective way to provide compensation benefits to directors and assist to align stockholder and director interests. The Company is proposing to issue up to:
(1)	2,173 RSUs to Mr. Jeff Armstrong (Proposal 7);
(2)	1,449 RSUs to Mr. Jorge Beristain (Proposal 8);
(3)	1,449 RSUs to Mr. Claude Demby (Proposal 9); and
(4)	1,449 RSUs to Ms. Susan Jones (Proposal 10).
The Board considers the grants of RSUs would be an effective and efficient reward for the Company to make as part of its non-executive director compensation arrangements.
Refer to Schedule 1 for a summary of the Stock Plan and Schedule 3 for a summary of the terms and conditions of the RSUs.
The RSUs will be granted and vest immediately upon approval by the stockholders as the approval would constitute a vesting event. The shares issuable upon vesting of the RSUs will be restricted from sale during the directors’ tenure, provided that directors may sell a portion of such shares to cover withholding taxes.
ASX Listing Rule 10.14
ASX Listing Rule 10.14 provides that a listed company must not permit any of the following persons (including related parties) to acquire equity securities under an employee incentive scheme unless it obtains the approval of its stockholders in accordance with applicable ASX Listing Rules:
(1)	a director of the company (ASX Listing Rule 10.14.1);
(2)	an associate of a director of the company (ASX Listing Rule 10.14.2); or
(3)
a person whose relationship with the company or a person referred to in ASX Listing Rule 10.14.1 or 10.14.2 is such that, in ASX’s opinion, the acquisition should be approved by its shareholders (ASX Listing Rule 10.14.3).

The issuance of RSUs to Messrs. Armstrong, Beristain and Demby and Ms. Jones falls within 10.14.1 above and therefore requires the affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting under ASX Listing Rule 10.14.
If Proposals 7-10 are passed, the Company will be able to proceed with the grant of RSUs to Messrs. Armstrong, Beristain and Demby and Ms. Jones. Approval pursuant to ASX Listing Rule 7.1 (i.e., a separate rule that requires approval of certain changes in capital and new issuance) will not be required as approval is being obtained under ASX Listing Rule 10.14 (Exception 14 under ASX Listing Rule 7.2). Accordingly, the issuance of RSUs will not be included in the Company’s 15% limit on issuing equity securities without stockholder approval under ASX Listing Rule 7.1.
If Proposals 7-10 are not passed, the Company will not be able to proceed with the issuance of RSUs to Messrs. Armstrong, Beristain and Demby and Ms. Jones as part of its non-executive director compensation arrangements and the Company will need to find alternative measures to compensate its non-executive directors.

Specific information required by ASX Listing Rule 10.15
The following information is provided as required by ASX Listing Rule 10.15:
(1)	The RSUs will be granted to:
a.	Mr. Armstrong (Proposal 7);
b.	Mr. Beristain (Proposal 8);
c.	Mr. Demby (Proposal 9); and
d.	Ms. Jones (Proposal 10).
(2)
Messrs. Armstrong, Beristain and Demby and Ms. Jones fall within ASX Listing Rule 10.14.1 – Messrs. Armstrong, Beristain and Demby and Ms. Jones are related parties of the Company because they are directors.

(3)	The maximum number of RSUs that may be issued to:
a.	Mr. Armstrong is 2,173;
b.	Mr. Beristain is 1,449;
c.	Mr. Demby is 1,449; and
d.	Ms. Jones is 1,449.
(4)
Details of the current remuneration package for each of the non-executive directors for the fiscal year 2021 and the six months ending December 31, 2021 (the “Stub”) are summarized above under the section titled “Director Compensation” on page 16.

(5)	The material terms of the RSUs are:
a.	all RSUs shall vest immediately upon stockholder approval; provided, however, the RSUs are restricted from sale during the director’s tenure as a Board member of the Company; and
b.	a summary of the RSU terms and conditions is set out in Schedule 3.
(6)	Since the adoption of the Company’s Stock Plan, the Company has previously granted the following securities to Messrs. Armstrong, Beristain and Demby and Ms. Jones under the Company’s Stock Plan:
Name of Director	Type of Security	Number of Securities	Exercise Price
Jeff Armstrong	RSUs	1,796	N/A
Jorge Beristain	RSUs	1,197	N/A
Claude Demby	RSUs	1,197	N/A
Susan Jones	RSUs	1,197	N/A
(7)
The Company proposes to issue the RSUs to Messrs. Armstrong, Beristain and Demby and Ms. Jones as part of their non-executive director compensation arrangements. The Company considers the issuance of RSUs to be a cost effective way to provide compensation benefits to directors, and it assists to align the interests of stockholders and directors.

(8)
Based on a stock price of $48.32 (i.e., a five-day weighted average of the stock price ending on February 25, 2022), which was the date the Board used when approving the grants on February 28, 2022, the table below shows the value of the RSUs:

Director	Number of RSUs	Total
Jeff Armstrong	2,173	$104,999
Jorge Beristain	1,449	$70,016
Claude Demby	1,449	$70,016
Susan Jones	1,449	$70,016

(9)
The Company will issue the RSUs to Messrs. Armstrong, Beristain and Demby and Ms. Jones as soon as reasonably practicable after the Annual Meeting, and in any event within three years after the Annual Meeting.

(10)	The RSUs will be granted for zero cash consideration; accordingly, no funds will be raised.
(11)	The Company has established the Stock Plan, which may be inspected at the registered office of the Company during normal business hours. A summary of the Stock Plan is set out in Schedule 1.
(12)	No loan is made in relation to the issuance of the RSUs to Messrs. Armstrong, Beristain and Demby and Ms. Jones.
(13)
Details of any securities issued under the Stock Plan will be published in each annual report relating to a period in which securities have been issued under the Stock Plan, with a statement that approval for the issuance of the securities was obtained under ASX Listing Rule 10.14.

(14)
Any additional persons (to whom ASX Listing Rule 10.14 applies) who become entitled to participate in the Stock Plan after approval of Proposals 7-10 and who are not named in this Proxy Statement, will not participate until approval is obtained under ASX Listing Rule 10.14.

(15)	A voting exclusion statement in relation to Proposals 7-10 is included in the Proxy Statement.
Board Recommendation
The Board (excluding Mr. Armstrong) recommends a vote “FOR” Proposal 7.
The Board (excluding Mr. Beristain) recommends a vote “FOR” Proposal 8.
The Board (excluding Mr. Demby) recommends a vote “FOR” Proposal 9.
The Board (excluding Ms. Jones) recommends a vote “FOR” Proposal 10.

OTHER MATTERS
Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting
Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2023 Annual Meeting of Stockholders must send such proposals to our Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Eastern Time) on December 30, 2022 and must comply with Rule 14a-8 of the Exchange Act. Such proposals may or may not be included in the proxy statement.
As set forth in our amended and restated bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2023 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which the first public announcement of the date of such annual meeting is made by the Company. Therefore, unless the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Secretary no earlier than February 15, 2023 and no later than the close of business on March 17, 2023. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our amended and restated bylaws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2023 Annual Meeting of Stockholders must provide the notice required under Rule 14a-19 of the Exchange Act to our Secretary in writing not later than the close of business (6:00 p.m. Eastern Time) on April 17, 2023.
Delivery of Documents to Stockholders Sharing an Address
A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice, and our Annual Report, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Secretary at the address set forth on the first page of this Proxy Statement, or call (704) 461-8000, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.
Availability of Additional Information
We will provide, free of charge, a copy of our Annual Report, including exhibits, on the written or oral request of any stockholder of the Company. Please send a written request to our Secretary at the address set forth on the first page of this Proxy Statement or call (704) 461-8000.

SCHEDULE 1 – SUMMARY OF STOCK PLAN
(a)	General
The purpose of the Stock Plan is to assist the Company in securing and retaining the services of eligible award recipients to provide incentives to employees, directors and consultants and promote the long-term financial success of the Company and thereby increase stockholder value. The Stock Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and incentive bonuses.
(b)	Authorized Shares
Subject to adjustment provisions in the Stock Plan, the maximum aggregate number of shares authorized for issuance under the Stock Plan is 3,000,000 shares of common stock of the Company (the Share Reserve), and such shares shall consist of authorized but unissued or reacquired shares or any combination thereof.
(c)	Share Counting
If an award granted under the Stock Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock or restricted stock units, is forfeited to or repurchased by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Stock Plan (unless the Stock Plan has been terminated). With respect to stock appreciation rights, only shares actually issued pursuant thereto will cease to be available under the Stock Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the Stock Plan (unless the Stock Plan has been terminated). Shares that have actually been issued under the Stock Plan under any award will not be returned to the Stock Plan and will not become available for future distribution under the Stock Plan; provided, however, that if shares issued pursuant to awards of restricted stock or restricted stock units are repurchased by us or are forfeited to us due to the failure to vest, such shares will become available for future grant under the Stock Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the Stock Plan. To the extent an award under the Stock Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Stock Plan.
(d)	Certain Adjustments
In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock or other securities, or other change in corporate structure affecting the common stock of the Company occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Stock Plan, will adjust the number and class of shares that may be delivered under the Stock Plan and/or the number, class, and price of shares covered by each outstanding award. In the event of a proposed dissolution or liquidation of the Company, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action.
(e)	Other Award Limits
To comply with applicable tax rules, the Stock Plan limits the number of shares that may be issued upon the exercise of incentive stock options granted under the Stock Plan to 3,000,000.
(f)	Administration
The Board of Directors of Piedmont or a committee thereof has the authority to administer the Stock Plan, provided that different committees may administer the Stock Plan with respect to different groups of participants. The administrator’s authority includes the powers to, in its discretion: (i) to prescribe, amend and rescind rules and regulations relating to the Stock Plan and to define terms not otherwise defined therein; (ii) determine the employees, directors and consultants to whom awards may be granted; (iii) determine the number of shares to be covered by each award; (iv) approve forms of award agreements for use under the Stock Plan; (v) determine the terms and conditions, not inconsistent with the terms of the Stock Plan, of awards, including, but not limited to, the exercise price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto, based in each case on such factors as the administrator determines; (vi) construe and interpret the terms of the Stock Plan and awards granted thereunder; (vii) modify or amend each award, subject to the terms of the Stock Plan, including but not limited to discretionary authority to extend the post-termination exercise period of awards, to extend the maximum term of an option, subject to the provisions of the Stock Plan and to accelerate, in whole or in part, the vesting of an award; (viii) determine the manner in which participants may satisfy tax withholding obligations in accordance with the provisions of the Stock Plan; (ix) authorize any person to execute on Piedmont’s behalf any instrument required to effect the grant of an award previously granted by the administrator; and (x) make all other determinations deemed necessary or advisable for administration of the Stock Plan. The administrator’s decisions, determinations and interpretations are final and binding on all participants and any other holders of awards under the Stock Plan.
(g)	Eligibility
Awards may be granted to employees, directors and other service providers of Piedmont or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of Piedmont.
(h)	Stock Options
A stock option may be granted as an incentive stock option or a nonqualified stock option. The option exercise price for an incentive stock option may not be less than the fair market value of the stock subject to the option on the date the option is granted (or less than 110% of the fair market value if the recipient owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate, a “Ten Percent Stockholder”). Options will not be exercisable after the expiration of ten years from the date of grant (or five years, in the case of an incentive stock option issued to a Ten Percent Stockholder). Each award agreement will set forth the number of shares subject to each option, the vesting terms and the acceptable form of consideration for exercising an option, including the method of payment. As the administrator determines, such consideration may consist entirely of cash, check, promissory note, to the extent permitted by applicable laws, shares of common stock, cashless exercise, net exercise, such other consideration and method of payment to the extent permitted by applicable laws or any combination of the foregoing.
(i)	Stock Appreciation Rights
A stock appreciation right, or SAR, is a right that entitles the participant to receive, in cash or shares of common stock or a combination thereof, as determined by the administrator, value equal to or otherwise based on the excess of: (i) the fair market value of a specified number of shares at the time of exercise; or (ii) the exercise price of the right, as established by the administrator on the date of grant. Upon exercising a SAR, a participant is entitled to receive the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price of the SAR. SARs will not be exercisable after the expiration of ten years from the date of grant. Each award agreement will set forth the number of shares subject to the SAR. The vesting schedule applicable to any SAR, including any performance conditions, and other terms and conditions of any SAR will be as set forth in the award agreement.
(j)	Restricted Stock and Restricted Stock Units
Restricted shares are awards of shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment) and terms as the administrator deems appropriate. Restricted stock units, or RSUs, are an award denominated in units under which the issuance of shares (or cash payment in lieu thereof) is subject to such conditions (including continued employment) and terms as the administrator deems appropriate. Each award document evidencing a grant of restricted stock or RSUs will set forth the terms and conditions of each award, including vesting and forfeiture provisions, transferability and, if applicable, right to receive dividends or dividend equivalents. Generally, unless the administrator provides otherwise, holders of restricted stock will be entitled to receive all dividends and other distributions paid with respect to such shares, provided that if any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.

(k)	Incentive Bonuses
Incentive bonuses are awards payable in cash or shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment) and terms as the administrator deems appropriate. Each award document evidencing a grant of an incentive bonus will set forth the terms and conditions of each award, including vesting and forfeiture provisions, transferability and, if applicable, the right to receive dividends or dividend equivalents.
(l)	Performance Awards
The administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of common stock, RSUs, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award under the Stock Plan. A performance award may be identified as “performance share,” “performance equity,” “performance unit” or other such term as chosen by the administrator.
(m)	Transferability of Awards
Unless determined otherwise by the administrator, awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the participant only by the participant.
(n)	Change in Control
Unless provided otherwise in an award agreement or other written agreement between a participant and the Company or an affiliate or by the Board of the Company at the time of grant of an award, in the event of a Change in Control (as defined in the Stock Plan) the following shall occur:
(i)	the vesting of all options and stock appreciation rights shall accelerate;
(ii)
in the case of any award subject to performance-based vesting or criteria, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award shall immediately lapse and the participant shall have the right to receive a payment based on target level achievement or actual performance through a date determined by the administrator; and

(iii)	the vesting of all restricted stock and RSUs shall accelerate and all restrictions to which such award are subject shall lapse.
(o)	Withholding
Prior to the delivery of any shares or cash pursuant to an award, the Company will have the power and right to deduct or withhold from any and all payments made under the Stock Plan, or to require the participant to remit to the Company an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the participant’s Federal Insurance Contributions Act obligations), if any, required by law to be withheld by the Company with respect to an award or the shares acquired pursuant thereto.
(p)	Termination and Amendment, Term
The Board of the Company may at any time amend, alter, suspend or terminate the Stock Plan, provided that stockholder approval will be obtained for any Stock Plan amendment to the extent necessary and desirable to comply with applicable laws. No amendment, alteration, suspension or termination of the Stock Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the administrator. Termination of the Stock Plan will not affect the administrator’s ability to exercise the powers granted to it under the Stock Plan with respect to awards granted under the Stock Plan prior to the date of such termination. The Stock Plan became effective upon its adoption by the Board of the Company and, unless sooner terminated, will continue in effect for a term of 10 years from the later of: (a) the effective date of the Stock Plan; or (b) the earlier of the most recent board of directors or stockholder approval of an increase in the number of shares reserved for issuance under the Stock Plan.

SCHEDULE 2 – SUMMARY OF TERMS AND CONDITIONS OF STOCK OPTIONS
(a)	Entitlement
Subject to the Board of Directors of the Company determining otherwise prior to an offer, each vested option of the Company’s stock entitles the participant holding the option to subscribe for, or to be transferred, one common share of the Company’s stock on payment of the exercise price (if any).
(b)	Exercise Period
The exercise period and expiry date for stock options will be as determined by the Board of Directors in its sole and absolute discretion.
(c)	Conditions for Vesting and Exercise
The Board of Directors will determine prior to an offer being made and specify in the offer any performance criteria and/or vesting conditions attaching to any stock options.
Options will only vest and be exercisable if the applicable performance criteria and/or vesting conditions (if any) have been satisfied, waived by the Board of Directors, or are deemed to have been satisfied under the Stock Plan.
In the event of a liquidity event, the Board of Directors in its absolute discretion may waive any vesting or exercise criteria in respect of some or all of the options held by a participant.
(d)	Method of Exercise
Following the vesting of an option or any portion thereof, the option is exercisable by the participant within the exercise period specified by the Board of Directors in the offer, subject to the participant delivering to the registered office of the Company or such other address as determined by the Board of Directors:
(i)	a notice of exercise; and
(ii)
subject to the cashless exercise option, a cheque or cash or such other form of payment determined by the Board of Directors in its sole and absolute discretion as satisfactory for the amount of the exercise price (if any).

(e)	No Issue Unless Cleared Funds
Where a cheque is presented as payment of the exercise price on the exercise of an option, the Company will not, unless otherwise determined by the Board of Directors, allot and issue or transfer any shares of the Company until after any cheque delivered in payment of the exercise price has been cleared by the banking system.
(f)	Cashless Exercise of Piedmont Options
Subject to the below paragraph, a participant may elect to pay the exercise price for each option by setting off the total exercise price against the number of shares of the Company which they are entitled to receive upon exercise (Cashless Exercise Facility). By using the Cashless Exercise Facility, the holder will receive common shares of the Company’s stock equal to the value of the surplus after the exercise price has been set off.
If the participant elects to use the Cashless Exercise Facility, the participant will only be issued that number of common shares (rounded down to the nearest whole number) as is equal in value to the difference between the total exercise price otherwise payable for the options on the options being exercised and the then market value of the shares at the time of exercise calculated in accordance with the following formula:
S =	O x (MSP - EP) MSP
Where:
S =	Number of common shares of Company stock to be issued on exercise of the option
O =	Number of options being exercised

MSP =
Market value of the shares calculated using the volume weighted average of the common shares of the Company’s stock on Nasdaq for the 5 trading days immediately prior to (and excluding) the date of the notice of exercise

EP =	Exercise Price
If the difference between the total exercise price otherwise payable for the options on the options being exercised and the then market value of the shares at the time of exercise (calculated in accordance with the formula above) is zero or negative, then a participant will not be entitled to use the Cashless Exercise Facility.
The Board of Directors may also make available a Cashless Exercise Facility pursuant to which the exercise price is paid through an irrevocable commitment by a broker to pay over such amount from a sale of the shares the participant is entitled to receive upon exercise.
(g)	Minimum Exercise
Options must be exercised in multiples of one hundred (100) unless fewer than one hundred (100) Piedmont Options are held by a participant or the Piedmont Board otherwise agrees.
(h)	Tax Withholding
To the extent applicable, Piedmont shall have the right to withhold from the participant’s compensation or to require the participant to remit sufficient funds to satisfy applicable withholding tax obligations upon the exercise of the options. A participant may, in order to fulfill the withholding obligation, make payment in any manner permitted under the Stock Plan. The Company shall be authorized to take any such action as may be necessary to satisfy its obligations for payment of such taxes and shall not issue any shares upon exercise of the options until any required tax withholding is satisfied.
(i)	Piedmont Shares Issued on Exercise
Shares issued on the exercise of the options rank equally with all existing shares, including those shares issued directly under the Stock Plan.
(j)	Adjustment for Reorganization
If there is any reorganization of the issued share capital of the Company, the terms of any options and the rights of the participant who holds such options will be varied, including an adjustment to the number of options and/or the exercise price (if any) applicable to options, in accordance with the Listing Rules that apply to the reorganization at the time of the reorganization.
(k)	Participant in New Issues and Other Rights
A participant who holds options is not entitled to:
(i)	notice of, or to vote or attend, a meeting of the Company’s shareholders;
(ii)	receive any dividends declared by the Company; or
(iii)
participate in any new issues of securities offered to the Company’s shareholders during the term of the options, unless and until the options are exercised and the participant holds shares in the Company.

(l)	Adjustment for Rights Issue
If the Company makes an issue of shares pro rata to existing shareholders (other than an issue in lieu of or in satisfaction of dividends or by way of dividend reinvestment) the exercise price of an option will be reduced according to the following formula:
New exercise price = O - (E[P-(S+D)] divided by N+1)
O =	the old exercise price of the option.
E =	the number of underlying shares into which one option is exercisable.

P =	average market price per share weighted by reference to volume of the underlying shares during the five (5) trading days ending on the day before the ex rights date or ex entitlements date.
S =	the subscription price of a share under the pro rata issue.
D =	the dividend due but not yet paid on the existing underlying shares (except those to be issued under the pro rata issue).
N =	the number of shares with rights or entitlements that must be held to receive a right to one new share.
(m)	Adjustment for Bonus Issue of Shares
If Piedmont makes a bonus issue of shares or other securities to existing shareholders (other than an issue in lieu or in satisfaction, of dividends or by way of dividend reinvestment):
(i)
the number of shares which must be issued on the exercise of an option will be increased by the number of shares which the participant would have received if the participant had exercised the option before the record date for the bonus issue; and

(ii)	no change will be made to the exercise price.
(n)	No Transfer of Options
Options granted under the Stock Plan may not be assigned, transferred, encumbered with a security interest in or over them, or otherwise disposed of by a participant, unless:
(i)
the prior consent of the Board of Directors is obtained, which consent may impose such terms and conditions on such assignment, transfer, encumbrance with a security interest or disposal as the Board of Directors sees fit; or

(ii)	such assignment or transfer occurs by force of law upon the death or total and permanent disablement of a participant to the participant’s legal personal representative.
(o)	Options to be Recorded
Options will be recorded in the appropriate register of the Company.
(p)	Rules
Options are issued under and in accordance with the Stock Plan and the terms and conditions of the options are subject to the Stock Plan.

SCHEDULE 3 – SUMMARY OF RESTRICTED STOCK UNITS
(a)	Offer of Restricted Stock Units
The Board of Directors may offer RSUs to any participant in its sole discretion. Each RSU confers an entitlement to be provided with one share of common stock of the Company, credited as fully paid, at no cost, upon the full satisfaction of the performance criteria and/or vesting conditions specified by the Board of Directors in relation to that RSU.
(b)	Performance Criteria/Vesting Conditions and Variation to Performance Criteria/Vesting Conditions
The Board of Directors will determine prior to an offer being made and specify in the offer any performance criteria, vesting conditions, performance period or expiry date attaching to the RSU.
RSUs will only vest and entitle the participant to be issued shares if the applicable performance criteria and/or vesting conditions (if any) have been satisfied prior to the end of the performance period, waived by the Board of Directors, or are deemed to have been satisfied under the Stock Plan.
(c)	Satisfaction of Performance Criteria
The Board of Directors will determine in its sole discretion whether (and, where applicable, to what extent) the participant has satisfied the performance criteria and/or vesting conditions (if any) applicable to the RSUs at the end of the performance period. As soon as practicable after making that determination the Board of Directors will issue the number of shares for which the participant is entitled to acquire upon satisfaction of the performance criteria and/or vesting conditions for the relevant number of RSUs, subject to the participant’s satisfaction of any tax withholding obligations.
(d)	Lapse of Restricted Stock Units
Where RSUs have not satisfied the performance criteria within the performance period or expiry date (whichever occurs earlier) those RSUs will automatically lapse.
(e)	Tax Withholding
The Company shall have the right to withhold from the participant’s compensation or to require the participant to remit sufficient funds to satisfy applicable withholding tax obligations upon the settlement of the RSUs. A participant may, in order to fulfill the withholding obligation, make payment in any manner permitted under the Stock Plan. The Company shall be authorized to take any such action as may be necessary to satisfy its obligations for payment of such taxes and shall not issue any shares upon settlement of the RSUs until any required tax withholding is satisfied.
(f)	Shares Issued
Shares issued on the satisfaction of the performance criteria and/or vesting conditions attaching to the RSUs rank equally with all existing shares of the Company, including those shares issued directly under the Stock Plan.
(g)	Reorganization
If there is any reorganization of the issued share capital of the Company, the terms of the RSUs and the rights of the participant who holds such RSUs will be varied, including an adjustment to the number of RSUs, in accordance with the Listing Rules that apply to the reorganization at the time of the reorganization.
(h)	Participant Rights
A participant who holds RSUs is not entitled to:
(i)	notice of, or to vote or attend, a meeting of the Company’s shareholders;
(ii)	receive any dividends declared by the Company;
(iii)	participate in any new issues of securities offered to shareholders during the term of the RSUs; or
(iv)	cash for the RSUs or any right to participate in surplus assets of profits of the Company on winding up, unless and until the RSUs performance criteria are satisfied and the participant holds shares.

(i)	Pro Rata Issue of Securities
If during the term of any RSU, the Company makes a pro rata issue of securities to the shareholders by way of a rights issue, a participant shall not be entitled to participate in the rights issue in respect of any RSUs, only in respect of shares issued in respect of vested RSUs.
A participant will not be entitled to any adjustment to the number of shares they are entitled to or adjustment to any performance criteria and/or vesting conditions which is based, in whole or in part, upon the share price of the Company’s stock, as a result of Piedmont undertaking a rights issue.
(j)	Adjustment for Bonus Issue
If, during the term of any RSU, securities are issued pro rata to shareholders generally by way of bonus issue, the number of shares to which the participant is then entitled, shall be increased by that number of securities which the participant would have been issued if the RSUs then held by the participant were vested immediately prior to the record date for the bonus issue.
(k)	Restricted Stock Units Not Property
A participant’s RSUs are personal contractual rights granted to the participant only and do not constitute any form of property.
(l)	No Transfer of Restricted Stock Units
Unless otherwise determined by the Board of Directors, RSUs cannot be transferred to or vest in any person other than the participant.
(m)	Rules
The RSUs are issued under and in accordance with the Stock Plan and the terms and conditions of the RSUs are subject to the Stock Plan.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PLL2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D86015-P74308 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PIEDMONT LITHIUM INC.

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Class II Directors: To be elected for terms expiring in 2025.

Nominees:	**For**	**Withhold**
1a. Mr. Jorge Beristain	☐	☐
1b. Mr. Claude Demby	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐
3. Approval of, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Approval of, on an advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
5. Approval of the grant of up to 58,950 stock options to Mr. Keith Phillips.	☐	☐	☐
6. Approval of the grant of up to 10,348 performance stock units to Mr. Keith Phillips.	☐	☐	☐
7. Approval of the grant of up to 2,173 restricted stock units to Mr. Jeff Armstrong.	☐	☐	☐
8. Approval of the grant of up to 1,449 restricted stock units to Mr. Jorge Beristain.	☐	☐	☐
9. Approval of the grant of up to 1,449 restricted stock units to Mr. Claude Demby.	☐	☐	☐
10. Approval of the grant of up to 1,449 restricted stock units to Ms. Susan Jones.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-KT are available at www.proxyvote.com.

D86016-P74308

PIEDMONT LITHIUM INC.
Annual Meeting of Stockholders
June 15, 2022 11:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Messrs. Keith Phillips, Michael White and Bruce Czachor, or any of them, as proxies, each with the power to act without the others and with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of PIEDMONT LITHIUM INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 15, 2022 at 11:00 AM EDT, live via the Internet at www.virtualshareholdermeeting.com/PLL2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

Continued and to be signed on reverse side